COLLATERAL TRUST AGREEMENT
dated as of July 31, 2009,
among
UNISYS CORPORATION,
the Guarantors from time to time party hereto,
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee under the First Lien Indenture,
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee under the Second Lien Indenture,
the other Secured Debt
Representatives from time to time party hereto
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Trustee

TABLE OF CONTENTS

Page

ARTICLE 1.DEFINITIONS; PRINCIPLES OF CONSTRUCTION
SECTION 1.1 SECTION 1.2 ARTICLE 2.THE TRUST ESTATES SECTION 2.1 SECTION 2.2 SECTION 2.3 SECTION 2.4 SECTION 2.5 SECTION 2.6 SECTION 2.7 SECTION 2.8 SECTION 2.9	Defined Terms
Rules of Interpretation

Declaration of Senior Trust
Declaration of Junior Trust
Priority of Liens
Restrictions on Enforcement of Junior Liens
Waiver of Right of Marshalling.
Discretion in Enforcement of Priority Liens.
Discretion in Enforcement of Priority Lien Obligations
Insolvency or Liquidation Proceedings
Collateral Shared Equally and Ratably within Class
ARTICLE 3.OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE
SECTION 3.1 SECTION 3.2 SECTION 3.3 SECTION 3.4 SECTION 3.5 SECTION 3.6 SECTION 3.7 SECTION 3.8	Undertaking of the Collateral Trustee
Release or Subordination of Liens
Enforcement of Liens
Application of Proceeds
Powers of the Collateral Trustee
Documents and Communications
For Sole and Exclusive Benefit of Holders of Secured Obligations
Additional Secured Debt
ARTICLE 4.OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER GUARANTORS
SECTION 4.1 SECTION 4.2 SECTION 4.3 SECTION 4.4	Release of Liens on Collateral Delivery of Copies to Secured Debt Representatives Collateral Trustee not Required to Serve, File, Register or Record Release of Liens in Respect of Notes
ARTICLE 5.IMMUNITIES OF THE COLLATERAL TRUSTEE
SECTION 5.1 SECTION 5.2 SECTION 5.3 SECTION 5.4 SECTION 5.5 SECTION 5.6 SECTION 5.7 SECTION 5.8 SECTION 5.9 SECTION 5.10 SECTION 5.11 SECTION 5.12 SECTION 5.13 SECTION 5.14	No Implied Duty
Appointment of Agents and Advisors
Other Agreements
Solicitation of Instructions
Limitation of Liability
Documents in Satisfactory Form
Entitled to Rely
Secured Debt Default
Actions by Collateral Trustee
Security or Indemnity in Favor of the Collateral Trustee
Rights of the Collateral Trustee
Limitations on Duty of Collateral Trustee in Respect of Collateral
Assumption of Rights, Not Assumption of Duties
No Liability for Clean Up of Hazardous Materials
ARTICLE 6.RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE
SECTION 6.1
SECTION 6.2
SECTION 6.3
SECTION 6.4
ARTICLE 7.MISCELLANEOUS PROVISIONS
SECTION 7.1
SECTION 7.2
SECTION 7.3
SECTION 7.4
SECTION 7.5
SECTION 7.6
SECTION 7.7
SECTION 7.8
SECTION 7.9
SECTION 7.10
SECTION 7.11
SECTION 7.12
SECTION 7.13
SECTION 7.14
SECTION 7.15
SECTION 7.16
SECTION 7.17
SECTION 7.18
SECTION 7.19
SECTION 7.20
SECTION 7.21
SECTION 7.22
SECTION 7.23
SECTION 7.24
Resignation or Removal of Collateral Trustee
Appointment of Successor Collateral Trustee
Succession
Merger, Conversion or Consolidation of Collateral Trustee

Amendment
Voting
Further Assurances; Insurance; Real Estate
Perfection of Junior Trust Estate
Successors and Assigns
Delay and Waiver
Notices
Notice Following Discharge of Priority Lien Obligations
Entire Agreement
Compensation; Expenses
Indemnity
Severability
Headings
Obligations Secured
Governing Law
Consent to Jurisdiction
Waiver of Jury Trial
Counterparts
Effectiveness
Additional Guarantors
Continuing Nature of this Agreement
Insolvency
Rights and Immunities of Secured Debt Representatives
Patriot Act

EXHIBIT A EXHIBIT B EXHIBIT C EXHIBIT D EXHIBIT E EXHIBIT F	– – – – – -	Additional Secured Debt Designation
Form of Collateral Trust Joinder—Additional Secured Debt
Form of Collateral Trust Joinder—Additional Guarantors
Form of ABL Intercreditor Agreement
Form of Mortgage
Form of Opinion

SCHEDULE 1 – Mortgaged Properties

This Collateral Trust Agreement (this “Agreement”) is dated as of July 31, 2009 and is by and among Unisys Corporation, a Delaware corporation (the “Company”), the Guarantors from time to time party hereto, Deutsche Bank Trust Company Americas, a banking corporation duly organized under the laws of the State of New York, as First Lien Trustee (as defined below), Deutsche Bank Trust Company Americas, a banking corporation duly organized under the laws of the State of New York, as Second Lien Trustee (as defined below), the other Secured Debt Representatives from time to time party hereto, and Deutsche Bank Trust Company Americas, a banking corporation duly organized under the laws of the State of New York, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).

RECITALS

The Company intends to issue (i) 12 3/4% Senior Secured Notes due 2014 (together with any additional notes issued under the First Lien Indenture (as defined below), the “First Lien Notes”) in an aggregate principal amount of $384,962,000 pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “First Lien Indenture”) among the Company, the Guarantors party thereto from time to time and Deutsche Bank Trust Company Americas, as trustee (in such capacity and together with its successors in such capacity, the “First Lien Trustee”), and (ii) 14 1/4% Senior Secured Notes due 2015 (together with any additional notes issued under the Second Lien Indenture (as defined below), the “Second Lien Notes”) in an aggregate principal amount of $246,603,000 pursuant to a Second Lien Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Second Lien Indenture”) among the Company, the Guarantors party thereto from time to time and Deutsche Bank Trust Company Americas, as trustee (in such capacity and together with its successors in such capacity, the “Second Lien Trustee”).

The Company and the Guarantors intend to secure the Obligations under the First Lien Notes, the Guarantees of the First Lien Notes and the First Lien Indenture and any future Priority Lien Debt, with Liens on all current and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.

The Company and the Guarantors intend to secure the Obligations under the Second Lien Notes, the Guarantees of the Second Lien Notes and the Second Lien Indenture and any future Junior Lien Debt, with Liens on all current and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.

This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the collateral trustee for the current and future holders of the Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms. The following terms will have the following meanings:

“ABL Collateral” means all now owned or hereafter acquired:

(1) “accounts” and “payment intangibles,” other than “payment intangibles” (in each case, as defined in Article 9 of the UCC) which constitute identifiable proceeds of Collateral which is not ABL Collateral;

(2) “deposit accounts” (as defined in Article 9 of the UCC), “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein (including all cash, marketable securities and other funds held in or on deposit in either of the foregoing), “instruments” (as defined in Article 9 of the UCC), including intercompany notes of Subsidiaries, and “chattel paper” (as defined in Article 9 of the UCC);

(3) general intangibles pertaining to the other items of property included within clauses (1), (2), (4) and (5) of this definition of ABL Collateral, including, without limitation, all contingent rights with respect to warranties on accounts which are not yet “payment intangibles” (as defined in Article 9 of the UCC);

(4) “records” (as defined in Article 9 of the UCC), “supporting obligations” (as defined in Article 9 of the UCC) and related “letters of credit” (as defined in Article 5 of the UCC), commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and

(5) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing, except to the extent that any item of property included in clauses (1) through (5) includes Excluded Assets.

“ABL Intercreditor Agreement” means an intercreditor agreement entered into by the Collateral Trustee in connection with Permitted ABL Debt, if any, in substantially the form attached as Exhibit D, as amended, supplemented, modified, restated, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, in accordance with the terms of Section 7.1 and such intercreditor agreement.

“Act of Priority Lien Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of either:

(1) with respect to the First Lien Notes, the holders of at least 25% of the aggregate outstanding principal amount of the First Lien Notes or

(2) with respect to any other Series of Priority Lien Debt, the holders of at least 25% of the aggregate outstanding principal amount of such Series of Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn, with such letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder), to the extent (in the case of this clause (2)) that the outstanding principal amount of such Series of Priority Lien Debt is in excess of $50.0 million.

For purposes of this definition, (a) Priority Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding, and (b) votes will be determined in accordance with Section 7.2; provided that, with respect to clause (a) hereof, in connection with any Act of Priority Lien Debtholders, the Company shall, upon the reasonable request of the Collateral Trustee, deliver to the Collateral Trustee a certificate, signed by an authorized officer of the Company, setting forth the aggregate principal amounts of any Priority Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company and the Collateral Trustee may conclusively rely on such certificate.

“Act of Required Debtholders” means, as to any matter at any time:

(1) prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of at least 50.1% of the sum of:

(a) the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn, with such letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; and

(2) at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Junior Lien Debt representing the Required Junior Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and (b) votes will be determined in accordance with Section 7.2.

“Additional Secured Debt” has the meaning set forth in Section 3.8.

“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Notwithstanding any of the foregoing to the contrary, no Person (other than the Company or any Subsidiary of the Company) in whom the Company or a Subsidiary of the Company makes an investment in connection with a Permitted Securitization Program will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such investment. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Asset Sale” has the meaning assigned to it in the First Lien Indenture or the Second Lien Indenture, as the context requires.

“Asset Sale Offer” has the meaning assigned to it in the First Lien Indenture or the Second Lien Indenture, as the context requires.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Capital Lease Obligations” has the meaning assigned to it in the First Lien Indenture or the Second Lien Indenture, as the context requires.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars, Euros, any national currency of any participating member state of the economic and monetary union as contemplated in the Treaty on European Union, Australian dollars, Brazilian Reals, Indian Rupees, South African Rand, Swiss Franc and the British pound, or other local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government; provided, that the full faith and credit of the United States is pledged in support of those securities having maturities of not more than two years from the date of acquisition;

(3) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper or marketable short-term money market or readily marketable direct obligations and similar securities having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within two years after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Class” means (1) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together, and (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

“Collateral” means all properties and assets at any time owned or acquired by the Company or any Guarantor, except: (1) Excluded Assets; and (2) any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 3.2; provided, that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Company or any Guarantor, such assets or properties will cease to be excluded from the Collateral if the Company or any Guarantor thereafter acquires or reacquires such assets or properties.

“Collateral Trustee” has the meaning set forth in the preamble.

“Collateral Trust Joinder” means (1) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (2) with respect to the provisions of this Agreement relating to the addition of additional Guarantors, an agreement substantially in the form of Exhibit C.

“Company” has the meaning set forth in the preamble.

“Covenant Defeasance” has the meaning assigned to it in the First Lien Indenture or the Second Lien Indenture, as the context requires.

“Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other long-term indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time whether by the same or any other agent(s) or lender(s) including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09 of the First Lien Indenture and Section 4.09 of the Second Lien Indenture and the other Secured Debt Documents) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder .

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2) payment in full in cash of the principal of, and interest and premium, if any, on all Priority Lien Debt (other than any undrawn letters of credit);

(3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and

(4) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Domestic Operating Subsidiary” means any Subsidiary of the Company other than a Subsidiary that:

(1) does not transact any substantial portion of its business or regularly maintain any substantial portion of its operating assets within the continental limits of the United States;

(2) is principally engaged in the business of financing (including, without limitation, the purchase, holding, sale or discounting of or lending upon any accounts receivable, notes, contracts, leases or other forms of obligations) the sale or lease of merchandise, equipment or services (a) by the Company, (b) by a Subsidiary of the Company (whether such sales or leases have been made before or after the date when such corporation became a Subsidiary), (c) by another Affiliate of the Company or (d) by any corporation prior to the time when substantially all its assets have been acquired by the Company;

(3) is principally engaged in the business of owning, leasing, dealing in or developing real property; or

(4) is principally engaged in the holding of stock in, and/or the financing of operations of, an Affiliate of the Company.

“Equally and Ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Obligations within the same Class, that such Liens or proceeds:

(1) will be allocated and distributed in accordance with Section 3.4 first to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on, each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter; and

(2) will be allocated and distributed in accordance with Section 3.4 (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Secured Obligations within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

“Excess Proceeds” has the meaning assigned to it in the First Lien Indenture or the Second Lien Indenture, as the context requires.

“Excluded Assets” means each of the following:

(1) any real property or fixtures located outside of the United States and any leasehold interests in real property;

(2) any lease, license, contract, property right or agreement to which the Company or any Guarantor is a party, and any of its rights or interests thereunder, if and to the extent that a security interest is (i) prohibited by or in violation of any law, rule or regulation applicable to the Company or any Guarantor, or (ii) will constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract, property right or agreement (other than to the extent that any such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest in the Collateral pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided that any such lease, license, contract, or agreement shall cease to be an Excluded Asset and the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable, and to the extent severable, shall attach immediately to any portion of such lease, license, contract, or agreement not subject to the prohibitions specified in subclauses (i) and (ii) of this clause (3); provided, further, that the exclusions referred to in this clause (3) shall not include any proceeds of any such lease, license, contract, property right or agreement;

(3) any other property or assets (other than the Mortgaged Property) in which a Lien cannot be perfected by (i) the filing of a financing statement under the UCC of the relevant jurisdiction or (ii) a filing at the U.S. Patent and Trademark Office or the U.S. Copyright Offices, so long as the aggregate Fair Market Value of all such property and assets does not at any one time exceed $20.0 million;

(4) any deposit account for taxes, payroll, employee benefits or similar items and any other account or financial asset in which such security interest would be unlawful or in violation of any Plan or employee benefit agreement;

(5) accounts receivable and related assets transferred or purported to be transferred in a Permitted Securitization Program;

(6) assets, with respect to which any applicable law prohibits the creation or perfection of security interests therein;

(7) deposit or checking accounts with balances below $1.0 million, so long as the aggregate balance of all such deposit and checking accounts does not at any one time exceed $10.0 million;

(8) any motor vehicles, vessels and aircraft, or other property subject to a certificate of title;

(9) any intent-to-use application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(10) cash or Cash Equivalents securing reimbursement obligations under letters of credit or surety bonds, which letters of credit and surety bonds are otherwise not secured by Priority Liens, Junior Liens or Permitted ABL Liens; and

(11) equity interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such equity interests is prohibited by the documents governing such joint venture.

“Fair Market Value” has the meaning assigned to it in the First Lien Indenture or the Second Lien Indenture, as the context requires.

“First Lien Notes” has the meaning set forth in the recitals.

“First Lien Indenture” has the meaning set forth in the recitals.

“First Lien Trustee” has the meaning set forth in the recitals.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Original Issue Date.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Person that at any time provides a guarantee of any Secured Obligations.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business.

“Indemnified Liabilities” means any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law applicable to or enforceable against the Company, any of its Subsidiaries or any Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.11(a).

“Indentures” means, collectively, the First Lien Indenture and the Second Lien Indenture.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any Guarantor under Title 11, U.S. Code, or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Guarantor or any similar case or proceeding relative to the Company or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Junior Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any Collateral of the Company or any Guarantor to secure Junior Lien Obligations, that is:

(1) with respect to Collateral other than ABL Collateral, junior in priority to all Priority Liens and senior in priority to all Permitted ABL Liens, if any;

(2) with respect to ABL Collateral, junior in priority to all Priority Liens and all Permitted ABL Liens, if any; and

(3) pari passu with all other Liens to secure Junior Lien Obligations.

“Junior Lien Debt” means:

(1) the Second Lien Notes issued by the Company on the Original Issue Date;

(2) any other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company that is secured on a subordinated basis to the Priority Lien Debt by a Junior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document;

provided, that:

(a) on or before the date on which such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company as “Junior Lien Debt” for the purposes of the Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(b); provided, that no Series of Secured Debt may be designated as both (i) Junior Lien Debt and Priority Lien Debt or (ii) Junior Lien Debt and Permitted ABL Debt;

(b) the Junior Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(a) (unless the Junior Lien Representative for the holders of such Indebtedness is already a party hereunder in a manner that applies to the holders of such Indebtedness);

(c) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(d) all other requirements set forth in this Agreement, including Section 3.8, as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (d) will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Junior Lien Debt”); and

(3) Hedging Obligations of the Company incurred to hedge or manage interest rate risk in accordance with the terms of the Secured Debt Documents; provided that:

(a) on or before the date on which such Hedging Obligations are incurred by the Company such Hedging Obligations are designated by the Company, in an Officers’ Certificate delivered to each Priority Lien Representative, Junior Lien Representative and the Collateral Trustee, as “Junior Lien Debt” for the purposes of the Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(b); provided, that no Series of Secured Debt may be designated as both (i) Junior Lien Debt and Priority Lien Debt or (ii) Junior Lien Debt and Permitted ABL Debt;

(b) the counterparty in respect of such Hedging Obligations, in its capacity as a holder or beneficiary of such Junior Lien, executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(a) or otherwise becomes (or the associated Junior Liens otherwise become) subject to the terms of this Agreement; and

(c) all other requirements set forth in this Agreement, including Section 3.8, have been complied with (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Hedging Obligations are “Junior Lien Debt”).

“Junior Lien Documents” means, collectively, the Second Lien Indenture and any indenture, credit agreement or other agreement governing each Series of Junior Lien Debt and the Security Documents (other than any Security Documents that do not secure Junior Lien Obligations).

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means (1) the Second Lien Trustee or (2) in the case of any future Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and (A) is appointed as a Junior Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (B) that has executed a Collateral Trust Joinder.

“Junior Trust Estate” has the meaning set forth in Section 2.2.

“Legal Defeasance” has the meaning assigned to it in the First Lien Indenture or the Second Lien Indenture, as the context requires.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Permitted Securitization Program, any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lien Sharing and Priority Confirmation” means:

(1) as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt, each existing and future Secured Debt Representative and each existing and future holder of Permitted Prior Liens:

(a) that all Priority Lien Obligations will be and are secured Equally and Ratably by all Priority Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations Equally and Ratably;

(b) that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of this Agreement (and any ABL Intercreditor Agreement), including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents;

(2) as to any Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt, each existing and future Secured Debt Representative, and each existing and future holder of Permitted Prior Liens:

(a) that all Junior Lien Obligations will be and are secured Equally and Ratably by all Junior Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of such Series of Junior Lien Debt, whether or not upon property otherwise constituting Collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations Equally and Ratably;

(b) that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of this Agreement (and any ABL Intercreditor Agreement), including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents; and

(3) as to any Series of Permitted ABL Debt of the Company or any Guarantor, the written agreement of the holders of such Series of Permitted ABL Debt, as set forth in the credit agreement or other agreement governing such Series of Permitted ABL Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt, each existing and future Secured Debt Representative and each existing and future holder of Permitted Prior Liens:

(a) that the holders of Obligations in respect of such Series of Permitted ABL Debt are bound by the provisions of this Agreement and the ABL Intercreditor Agreement; and

(b) consenting to the performance of, and directing the collateral agent or other representative with respect to such Series of Permitted ABL Debt to perform, its obligations under this Agreement and the ABL Intercreditor Agreement.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and any successor to its rating agency business.

“Mortgage” means a mortgage or deed of trust substantially in the form of Exhibit E with such modifications as may be required by local law, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Mortgaged Property” means each parcel of real property owned in fee simple by the Company or any Guarantor required to be mortgaged to the Collateral Trustee, for the benefit of Secured Parties, including without limitation the properties listed on Schedule 1 (which Schedule shall be supplemented from time to time to reflect any additional property required to be mortgaged pursuant to Section 7.3(g)(6)).

“Notes” means, collectively, the First Lien Notes and the Second Lien Notes.

“Obligations” means any principal, interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, including:

(1) a statement that the Person making such certificate has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Original Issue Date” means July 31, 2009.

“Permitted ABL Debt” means:

(1) Indebtedness (including letters of credit and reimbursement obligations with respect thereto) incurred by the Company or any of its Restricted Subsidiaries secured by Permitted ABL Liens that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, that on or before the date on which such Indebtedness is incurred by the Company or any Restricted Subsidiary:

(a) such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to each Priority Lien Representative and the Collateral Trustee, as “Permitted ABL Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both (i) Permitted ABL Debt and Priority Lien Debt or (ii) Permitted ABL Debt and Junior Lien Debt;

(b) such Indebtedness is incurred by the Company or any Guarantor, such Indebtedness (i) is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation and (ii) the collateral agent or other representative with respect to such Indebtedness, the Collateral Trustee, the Company and each applicable Guarantor, has duly executed and delivered an ABL Intercreditor Agreement; and

(2) Hedging Obligations of the Company incurred to hedge or manage interest rate risk in accordance with the terms of the Secured Debt Documents; provided that:

(a) on or before the date on which such Hedging Obligations are entered into by the Company, such Hedging Obligations are designated by the Company, in an Officers’ Certificate delivered to each Priority Lien Representative, Junior Lien Representative and the Collateral Trustee, as “Permitted ABL Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both (i) Permitted ABL Debt and Priority Lien Debt or (ii) Permitted ABL Debt and Junior Lien Debt; and

(b) the counterparty in respect of such Hedging Obligations, in its capacity as a holder or beneficiary of such Permitted ABL Lien, executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(a) or otherwise becomes (or the associated ABL Liens otherwise become) subject to the terms of this Agreement.

“Permitted ABL Debt Obligations” means Permitted ABL Debt and all other Obligations in respect thereof.

“Permitted ABL Liens” means Liens granted to the collateral agent under any Permitted ABL Debt facility, at any time, upon (i) ABL Collateral of the Company or any Guarantor, (ii) current assets of any foreign or domestic Subsidiary that is not a Guarantor or (iii) Collateral other than ABL Collateral, which Liens in the case of this clause (iii) are junior in priority to all Priority Liens and Junior Liens on the terms set forth in the ABL Intercreditor Agreement, in each case to secure Permitted ABL Debt Obligations.

“Permitted Liens” has the meaning assigned to it in the First Lien Indenture or the Second Lien Indenture, as the context requires.

“Permitted Prior Liens” means:

(1) Liens described in clauses (5), (6), (8), (10), (15), (25), (26) and (30) of the definition of “Permitted Liens” under the First Lien Indenture; and

(2) Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Security Documents.

“Permitted Securitization Program” means any receivables securitization program (including the program established under the Receivables Facility) pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers any accounts receivable, whether now existing or arising in the future, and any assets related thereto that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable (including, without limitation, all collateral securing accounts receivable, all contracts and all guarantees or other obligations in respect of accounts receivable and all proceeds of accounts receivable); provided, however, that a receivables securitization program shall be deemed not to be a “Permitted Securitization Program” hereunder to the extent that such program was not permitted by the terms of the Secured Debt Documents to be a “Permitted Securitization Program” (or equivalent term).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Plan” has the meaning assigned to it in the First Lien Indenture.

“Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Company or any Guarantor to secure Priority Lien Obligations, and that is:

(1) with respect to Collateral other than ABL Collateral, senior in priority to all Junior Liens and Permitted ABL Liens, if any;

(2) with respect to ABL Collateral, junior in priority to all Permitted ABL Liens, if any, and senior in priority to all Junior Liens; and

(3) pari passu with all other Liens to secure Priority Lien Obligations.

“Priority Lien Debt” means:

(1) the First Lien Notes issued by the Company on the Original Issue Date;

(2) additional notes issued under any indenture or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company that is secured Equally and Ratably with the First Lien Notes by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any additional notes or other Indebtedness referred to in this clause (2), that:

(a) on or before the date on which such additional notes were issued or Indebtedness is incurred by the Company, such additional notes or other Indebtedness, as applicable, is designated by the Company as “Priority Lien Debt” for the purposes of the Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(a); provided, that no Series of Secured Debt may be designated as both (i) Priority Lien Debt and Junior Lien Debt or (ii) Priority Lien Debt and Permitted ABL Debt;

(b) the Priority Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b) (unless the Priority Lien Representative for the holders of such Indebtedness is already a party hereunder in a manner that applies to the holders of such Indebtedness);

(c) such additional notes or other Indebtedness is governed by an indenture or a credit agreement, as applicable, or other agreement that includes a Lien Sharing and Priority Confirmation; and

(d) all other requirements set forth in this Agreement, including Section 3.8, as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such notes or such Indebtedness is “Priority Lien Debt”); and

(3) Hedging Obligations of the Company incurred to hedge or manage interest rate risk in accordance with the terms of the Secured Debt Documents; provided that:

(a) on or before the date on which such Hedging Obligations are incurred by the Company, such Hedging Obligations are designated by the Company as “Priority Lien Debt” for the purposes of the Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(b); provided, that no Series of Secured Debt may be designated as both (i) Priority Lien Debt and Junior Lien Debt or (ii) Priority Lien Debt and Permitted ABL Debt;

(b) the counterparty in respect of such Hedging Obligations, in its capacity as a holder or beneficiary of such Priority Lien, executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(a) or otherwise becomes (or the associated Priority Liens otherwise become) subject to the terms of this Agreement; and

(c) all other requirements set forth in this Agreement, including Section 3.8, have been complied with (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Hedging Obligations are “Priority Lien Debt”).

“Priority Lien Documents” means the First Lien Indenture and any additional indenture, Credit Facility or other agreement pursuant to which any Priority Lien Debt is incurred and the Security Documents (other than any Security Documents that do not secure Priority Lien Obligations).

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt.

“Priority Lien Representative” means:

(1) the First Lien Trustee, in the case of the First Lien Notes; or

(2) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, and who has executed a Collateral Trust Joinder.

“Receivables Facility” means that certain Receivables Purchase Agreement dated as of May 16, 2008 (as such may be amended from time to time) by and among Unisys Funding Corporation I, as the seller, the financial institutions signatory thereto from time to time, as purchasers, and General Electric Capital Corporation, as purchaser and as administrative agent for the purchasers, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, refinanced in whole or in part or supplemented in whole or in part from time to time to the extent permitted under the terms of the Secured Debt Documents; provided that prior to and after giving effect to any such amendment, restatement, modification, renewal, refunding, refinancing or supplement, such Receivables Facility shall be part of a Permitted Securitization Program.

“Receivables Facility Intercreditor Agreement” means an intercreditor agreement, dated as of the date hereof, entered into in connection with the Receivables Facility among General Electric Capital Corporation, as purchaser and as administrative agent for the purchasers, Unisys Funding Corporation I, as the seller, Unisys Item Processing Services L.L.C., as an originator, the Company, as an originator and servicer and the Collateral Trustee, as amended, supplemented, restated, modified, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, or any other successor agreement and whether among the same or any other parties, in each case, in accordance with the terms of the Receivables Facility Intercreditor Agreement.

“Required Junior Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Junior Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Junior Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

“Required Priority Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Priority Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Priority Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor to its rating agency business.

“Sale of Collateral” means any Asset Sale involving a sale or other disposition of Collateral.

“Second Lien Notes” has the meaning set forth in the recitals.

“Second Lien Indenture” has the meaning set forth in the recitals.

“Second Lien Trustee” has the meaning set forth in the recitals.

“Secured Debt” means Priority Lien Debt and Junior Lien Debt.

“Secured Debt Default” means any event of default (or equivalent thereof) under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt, which causes, or permits holders of Secured Debt outstanding thereunder to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

“Secured Debt Documents” means the Priority Lien Documents and the Junior Lien Documents.

“Secured Debt Representative” means each Priority Lien Representative and each Junior Lien Representative.

“Secured Obligations” means Junior Lien Obligations and Priority Lien Obligations.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives.

“Security Documents” means this Agreement, each Lien Sharing and Priority Confirmation, each Collateral Trust Joinder, the Receivables Facility Intercreditor Agreement, any ABL Intercreditor Agreement and all security agreements, pledge agreements, mortgages, deeds of trust, collateral assignments, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.2.

“Senior Trust Estate” has the meaning set forth in Section 2.1.

“Series of Junior Lien Debt” means, severally, the Second Lien Notes and any additional notes or any Credit Facility or other Indebtedness that constitutes Junior Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means, severally, the First Lien Notes and any additional notes or any Credit Facility or other Indebtedness that constitutes Priority Lien Debt.

“Series of Secured Debt” means each Series of Junior Lien Debt and each Series of Priority Lien Debt.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or membership or other equity interests entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership, a general partner or managing general partner of which is such Person or a Subsidiary of such Person.

“Title Company” has the meaning set forth in Section 7.3.

“Trust Estates” has the meaning set forth in Section 2.2.

“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Subsidiary” has the meaning assigned to it in the First Lien Indenture or the Second Lien Indenture, as the context requires.

SECTION 1.2 Rules of Interpretation.

(a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” will be to Exhibits to this Agreement unless otherwise specifically provided.

(e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the First Lien Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the First Lien Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the First Lien Indenture and (2) approved by an Act of the Required Debtholders in a writing delivered to the applicable Priority Lien Representatives and the Collateral Trustee. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the First Lien Indenture, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full and such term shall continue to have the meaning established pursuant to the First Lien Indenture notwithstanding the termination or expiration of the First Lien Indenture or redemption of all Obligations evidenced thereby.

(f) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Second Lien Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Second Lien Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Second Lien Indenture and (2) approved by an Act of Required Debtholders in a writing delivered to the applicable Priority Lien Representatives and the Collateral Trustee. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Second Lien Indenture, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full and such term shall continue to have the meaning established pursuant to the Second Lien Indenture notwithstanding the termination or expiration of the Second Lien Indenture or redemption of all Obligations evidenced thereby.

(g) This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

(h) In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document.

ARTICLE 2. THE TRUST ESTATES

SECTION 2.1 Declaration of Senior Trust. To secure the payment of the Priority Lien Obligations and in consideration of the mutual agreements set forth in this Agreement, the Company and each of the Guarantors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Priority Lien Obligations, all of such Company’s or Guarantor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Priority Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Priority Lien Obligations as security for the payment of all present and future Priority Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Priority Lien Obligations have been released as provided in Section 4.1;

(2) the Collateral Trustee holds no other property in trust as part of the Senior Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the Company delivers to the Collateral Trustee an Officers’ Certificate stating that all Priority Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that the Company and the Guarantors are not required by any Priority Lien Document to grant any Priority Lien upon any property, then the senior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Senior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.2 Declaration of Junior Trust. To secure the payment of the Junior Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, the Company and each of the Guarantors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Junior Lien Obligations, all of such Company’s or Guarantor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Junior Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Junior Trust Estate,” and together with the Senior Trust Estate, the “Trust Estates”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Junior Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Junior Lien Obligations as security for the payment of all present and future Junior Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Junior Lien Obligations have been released as provided in Section 4.1;

(2) the Collateral Trustee holds no other property in trust as part of the Junior Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the Company delivers to the Collateral Trustee an Officers’ Certificate stating that all Junior Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Junior Lien Documents and that the Company and the Guarantors are not required by any Junior Lien Document to grant any Junior Lien upon any property, then the junior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Junior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.3 Priority of Liens. Notwithstanding (1) anything else contained herein or in any other Security Document, (2) the time of incurrence of any Series of Secured Debt; (3) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt; (4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral; (5) the time of taking possession or control over any Collateral; (6) that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (7) the rules for determining priority under any law governing relative priorities of Liens, it is the intent of the parties that:

(a) this Agreement and the other Security Documents create two separate and distinct Trust Estates and Liens: the Senior Trust Estate and Priority Lien securing the payment and performance of the Priority Lien Obligations and the Junior Trust Estate and Junior Lien securing the payment and performance of the Junior Lien Obligations; and

(b) all Junior Liens at any time granted by the Company or any Guarantor will be subject and subordinate to all Priority Liens securing the Priority Lien Obligations.

The provisions described in this Section 2.3 are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Representative and the Collateral Trustee as holder of Priority Liens.

SECTION 2.4 Restrictions on Enforcement of Junior Liens.

(a) Until the Discharge of Priority Lien Obligations, the holders of the First Lien Notes and the holders of other Priority Lien Obligations will have, subject to (i) the exceptions set forth below in clauses (1) through (4), (ii) the rights of holders of Permitted Prior Liens, and (iii) if any Permitted ABL Debt has been incurred, the terms of the ABL Intercreditor Agreement, the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral (including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral) and the provisions of the Security Documents relating thereto may not, and none of the Second Lien Trustee, any other Junior Lien Representative, the holders of the Second Lien Notes or the holders of other Junior Lien Obligations, if any, may, authorize or direct the Collateral Trustee with respect to such matters. Notwithstanding the foregoing, the Second Lien Trustee or other Junior Lien Representative and the holders of the Second Lien Notes or other holders of Junior Lien Obligations may, subject to the rights of the holders of Permitted Prior Liens, direct the Collateral Trustee with respect to Collateral:

(1) without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

(2) as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Priority Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Obligations in the event of foreclosure or other enforcement of any Permitted Prior Lien;

(3) as necessary to perfect or establish the priority (subject to Priority Liens and Permitted Prior Liens) of the Junior Liens upon any Collateral, provided that, unless otherwise agreed to by the Collateral Trustee in the Security Documents, the holders of Junior Lien Obligations may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control other than the Collateral Trustee agreeing pursuant to Section 7.4 that the Collateral Trustee, as agent for the benefit of the Priority Lien holders, agrees to act as agent for the Collateral Trustee for the benefit of the Junior Lien Holders; or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Junior Liens upon any Collateral.

(b) Both before and during an Insolvency or Liquidation Proceeding, until the Discharge of Priority Lien Obligations, none of the holders of Second Lien Notes or other Junior Lien Obligations, the Collateral Trustee (unless acting pursuant to an Act of Required Debtholders) or any Junior Lien Representative will be permitted to:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Lien Obligations in respect of the Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or subordinate the Priority Liens to the Junior Liens or grant the Junior Liens equal ranking to the Priority Liens;

(2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any holder of Priority Lien Obligations or any Priority Lien Representative in any Insolvency or Liquidation Proceeding;

(3) oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations or any Priority Lien Representative of the right to credit bid Priority Lien Debt at any sale of Collateral in foreclosure of Priority Liens;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations or any Priority Lien Representative relating to the lawful enforcement of any Priority Lien; or

(5) challenge the validity, enforceability, perfection or priority of the Priority Liens with respect to the Collateral.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Second Lien Notes or other Junior Lien Obligations or a Junior Lien Representative may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against the Company or any Guarantor in accordance with applicable law; provided, that no holder of Second Lien Notes or other Junior Lien Obligations or any Junior Lien Representative will be permitted to take any of the actions prohibited by clauses (1) through (5) of this Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.8.

(c) At any time prior to the Discharge of Priority Lien Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any Guarantor, (2) failure to make any payment of principal of, premium on, or interest beyond the applicable grace period, if any (whether at scheduled maturity, upon redemption, acceleration or otherwise) in respect of (x) the First Lien Notes or (y) any other Priority Lien Debt having (in the case of this clause (y)) an aggregate principal amount in excess of $50.0 million or (3) the Collateral Trustee and each Junior Lien Representative have received written notice from any Priority Lien Representative at the direction of an Act of Priority Lien Debtholders stating that (A) such Series of Priority Lien Debt has become due and payable in full and has not been paid (whether at maturity, upon acceleration or otherwise) or (B) the holders of Priority Liens securing such Series of Priority Lien Debt have become entitled under any Priority Lien Document to and desire to enforce any or all of such Priority Liens by reason of a default under such Priority Lien Documents, no payment shall be made from the proceeds of Collateral to the Collateral Trustee (other than distributions to the Collateral Trustee for the benefit of the holders of Priority Lien Obligations), any Junior Lien Representative or any holder of Second Lien Notes or other Junior Lien Obligations with respect to Junior Lien Obligations (including, without limitation, payments and prepayments made for application to Junior Lien Obligations). In addition, at any time prior to the Discharge of Priority Lien Obligations, no payment shall be made to the Collateral Trustee (other than distributions to the Collateral Trustee for the benefit of the holders of Priority Lien Obligations), any Junior Lien Representative or any holder of Second Lien Notes or other Junior Lien Obligations with respect to Junior Lien Obligations (including, without limitation, payments and prepayments made for application to Junior Lien Obligations) (i) from the proceeds resulting from a Sale of Collateral, (ii) from any proceeds resulting from any enforcement action taken by any holder of Secured Obligations in respect of all or any of the Collateral or (iii) from the proceeds of Collateral in violation of the Priority Lien Documents.

(d) All proceeds of Collateral received by the Collateral Trustee for the benefit of the holders of Junior Lien Obligations, any Junior Lien Representative or any holder of Second Lien Notes or other Junior Lien Obligations in violation of Section 2.4(c) will be held by such Person for the account of the holders of Priority Liens and remitted to the Collateral Trustee for the benefit of the holders of Priority Lien Obligations. The Junior Liens will remain attached to and, subject to Section 2.3, enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the Collateral Trustee for the benefit of the holders of Junior Lien Obligations, any Junior Lien Representative or any holder of Second Lien Notes or other Junior Lien Obligations not in violation of Section 2.4(c) will be received by such Person free from the Priority Liens and all other Liens except the Junior Liens.

SECTION 2.5 Waiver of Right of Marshalling.

(a) Prior to the Discharge of Priority Lien Obligations, holders of Second Lien Notes and other Junior Lien Obligations, each Junior Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Priority Lien Obligations and the Priority Lien Representatives (in their capacity as priority lienholders) with respect to the Collateral.

(b) Following the Discharge of Priority Lien Obligations, the holders of Second Lien Notes or other Junior Lien Obligations and any Junior Lien Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations.

SECTION 2.6 Discretion in Enforcement of Priority Liens.

(a) Subject to Section 3.3, in exercising rights and remedies with respect to the Collateral, the Priority Lien Representatives may enforce (or refrain from enforcing) or instruct the Collateral Trustee to enforce the provisions of the Priority Lien Documents and exercise (or refrain from exercising) or instruct the Collateral Trustee to exercise remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Priority Lien Obligations;

(2) the enforcement or forbearance from enforcement of any Priority Lien in respect of the Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of             shares of stock included in the Senior Trust Estate to the extent provided in the Security Documents;

(4) the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

SECTION 2.7 Discretion in Enforcement of Priority Lien Obligations. Without in any way limiting the generality of Section 2.6, the holders of First Lien Notes or other Priority Lien Obligations and the Priority Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Second Lien Notes or other Junior Lien Obligations or the Junior Lien Representatives, without incurring responsibility to holders of Second Lien Notes or other Junior Lien Obligations and the Junior Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of holders of Second Lien Notes or other Junior Lien Obligations and the Junior Lien Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding;

(2) release any Person or entity liable in any manner for the collection of the Priority Lien Obligations;

(3) release the Priority Lien on any Collateral; and

(4) exercise or refrain from exercising any rights against any Guarantor.

SECTION 2.8 Insolvency or Liquidation Proceedings.

(a) If in any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations, the holders of Priority Lien Obligations by an Act of Required Debtholders consent to any order:

(1) for use of cash collateral;

(2) approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;

(3) granting any relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations in the Collateral; or

(4) relating to a sale of assets of the Company or any Guarantor that provides, to the extent the assets sold are to be free and clear of Liens, that all Priority Liens and Junior Liens will attach to the proceeds of the sale;

then, the holders of Second Lien Notes and other Junior Lien Obligations and the Junior Lien Representatives, in their capacity as holders or representatives of secured claims, will not oppose or otherwise contest the entry of such order, so long as none of the holders of Priority Lien Obligations or any Priority Lien Representative in any respect opposes or otherwise contests any request made by the holders of Second Lien Notes or other Junior Lien Obligations or a Junior Lien Representative for the grant to the Collateral Trustee, for the benefit of the holders of Second Lien Notes and other Junior Lien Obligations and the Junior Lien Representatives, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, such Lien and all Priority Liens on such property.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Second Lien Notes and other Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against the Company or any Guarantor in accordance with applicable law; provided, that, no holder of Second Lien Notes or other Junior Lien Obligations or any Junior Lien Representative will be permitted to take any of the actions prohibited under clauses (1) through (5) of Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.

(b) No holder of Second Lien Notes or other Junior Lien Obligations or any Junior Lien Representative may file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, except that:

(1) they may (A) freely seek and obtain relief granting a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, all Liens granted in such Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Priority Lien Obligations; or (B) freely vote on any plan of reorganization or similar dispositive restructuring plan; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

SECTION 2.9 Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that the payment and satisfaction of all of the Priority Lien Obligations and Junior Lien Obligations will be secured Equally and Ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 2.9 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.3.

ARTICLE 3.OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE
SECTION 3.1	Undertaking of the Collateral Trustee.

(a) Subject to, and in accordance with, this Agreement, including without limitation Section 5.3, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the current and future Secured Parties:

(1) accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to the Security Documents;

(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate to the effect that the amendment was permitted under Section 7.1;

(7) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1; and

(8) enter into and perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies under the Receivables Facility Intercreditor Agreement and, upon the incurrence of any Permitted ABL Debt by the Company or any Guarantor, the ABL Intercreditor Agreement.

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve (but not enforce) the Liens securing the Secured Obligations, subject to the Section 5.9 of this Agreement) unless and until it shall have been directed by written notice of an Act of Priority Lien Debtholders or Act of Required Debtholders, as applicable, and then only in accordance with the provisions of this Agreement.

SECTION 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a) as directed by an Act of Required Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

(b) as required by Article 4;

(c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;

(d) for the subordination of the Junior Trust Estate and the Junior Liens to the Senior Trust Estate and the Priority Liens; or

(e) for the subordination of the Liens on the ABL Collateral securing the Secured Obligations to the Liens on the ABL Collateral securing the Permitted ABL Debt Obligations to the extent required by the ABL Intercreditor Agreement.

SECTION 3.3 Enforcement of Liens. If the Collateral Trustee at any time receives written notice stating that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Obligations.

SECTION 3.4 Application of Proceeds.

(a) If any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Priority Liens or Junior Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document;

SECOND, to the repayment of Indebtedness and other Obligations, other than Secured Debt, secured by a Permitted Prior Lien on the Collateral sold or realized upon, to the extent that such other Indebtedness or Obligation is to be discharged in connection with such sale;

THIRD, to the respective Priority Lien Representatives for application to the payment of all outstanding First Lien Notes and other Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding First Lien Notes and other Priority Lien Debt and all other Priority Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

FOURTH, to the respective Junior Lien Representatives for application to the payment of all outstanding Second Lien Notes and other Junior Lien Debt and any other Junior Lien Obligations that are then due and payable in such order as may be provided in the Junior Lien Documents in an amount sufficient to pay in full in cash all outstanding Junior Lien Notes and other Junior Lien Debt and all other Junior Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt);

FIFTH, if Permitted ABL Debt is outstanding, to the agent or other representative of the Permitted ABL Debt as provided in the ABL Intercreditor Agreement; and

SIXTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Guarantor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct.

If the Company incurs Permitted ABL Debt in the future, the foregoing order of application would be subject to the provisions of the ABL Intercreditor Agreement with respect to ABL Collateral.

(b) If any Junior Lien Representative or any holder of Second Lien Notes or any other Junior Lien Obligation collects or receives any proceeds with respect of Junior Lien Obligations of such foreclosure, collection or other enforcement that should have been applied to the payment of the Priority Lien Obligations and/or Obligations secured by a Permitted Prior Lien in accordance with Section 3.4(a), whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Junior Lien Representative or such holder of Second Lien Notes or other Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations and/or holders of Obligations secured by a Permitted Prior Lien, to be applied in accordance with Section 3.4(a). Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of Second Lien Notes or other Junior Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and/or holders of Obligations secured by a Permitted Prior Lien. This Section 3.4(b) will not apply to payments received by any holder of Junior Lien Obligations if such payments are not proceeds of realization upon Collateral.

(c) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Priority Liens and Junior Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Collateral Trust Joinder including a Lien Sharing and Priority Confirmation to the Collateral Trustee and each other Secured Debt Representative as provided in Section 3.8 at the time of incurrence of such Series of Secured Debt.

(d) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

SECTION 3.5 Powers of the Collateral Trustee.

(a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Priority Lien Debtholders or an Act of Required Debtholders, as applicable, in accordance with the provisions of this Agreement.

(b) No Secured Debt Representative or holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

SECTION 3.6 Documents and Communications. The Collateral Trustee will permit each Secured Debt Representative and each holder of Secured Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

SECTION 3.7 For Sole and Exclusive Benefit of Holders of Secured Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the current and future holders of current and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

SECTION 3.8 Additional Secured Debt.

(a) The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Obligations of a Series of Secured Debt that is issued or incurred after the date hereof (including any refinancing or replacement of a Series of Secured Debt) that:

(1) holds Secured Obligations that are identified as Junior Lien Debt or Priority Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

(2) signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder and delivers the same to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

(b) The Company will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the registered holder of Junior Lien Debt or the registered holder of Priority Lien Debt incurred by the Company or any Guarantor after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. The Company may only effect such designation by delivering to the Collateral Trustee and each Secured Debt Representative an Additional Secured Debt Designation stating that:

(1) the Company or such Guarantor intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (i) Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien Equally and Ratably with all previously existing and future Priority Lien Debt or (ii) Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien Equally and Ratably with all previously existing and future Junior Lien Debt;

(2) specifying the name and address of the Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 7.7; and

(3) the Company and each Guarantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents.

Although the Company shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt Designation and/or Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 3.8 are complied with. Each of the Collateral Trustee and the other then existing Secured Debt Representative shall have the right to request that the Company provide a copy of any legal opinion of counsel (which may be provided by internal counsel to the Company) provided to the holders of Additional Secured Debt or their Secured Debt Representatives as to the Additional Secured Debt being secured by a valid and perfected security interest; provided, however, that such legal opinion or opinions need not address any collateral of a type or located in a jurisdiction not previously covered by any legal opinion delivered by or on behalf of the Company. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any Guarantor to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Secured Debt Documents.

The Security Documents creating or evidencing the Priority Liens and the Junior Liens and Guarantees for the Priority Lien Obligations and the Junior Lien Obligations shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder.

ARTICLE 4.OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE		OTHER GUARANTORS
SECTION 4.1	Release of Liens on Collateral.

(a) The Collateral Trustee’s Liens upon the Collateral will be released:

(1) in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

(2) as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any Guarantor (including indirectly, by way of a sale or other disposition of Capital Stock of that Guarantor) to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary of the Company in a transaction or other circumstance that is not prohibited by either Section 4.10 of the First Lien Indenture or by the terms of any other applicable Priority Lien Documents (or, after the Discharge of Priority Lien Obligations, by the terms of any applicable Junior Lien Documents, including the Second Lien Indenture), at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided, that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 of the First Lien Indenture or Section 5.01 of the Second Lien Indenture;

(3) as to a release of Excess Proceeds that remain unexpended after the conclusion of the Asset Sale Offer conducted in accordance with the Indentures;

(4) as to any accounts receivable and related assets transferred or purportedly transferred in connection with a Permitted Securitization Program;

(5) as to a release of less than all or substantially all of the Collateral, if consent to the release of all Priority Liens (or, at any time after the Discharge of Priority Lien Obligations, consent to the release of all Junior Liens) on such Collateral has been given by an Act of Required Debtholders; and

(6) as to a release of all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents and (B) the Company has delivered an Officers’ Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained, and, in each case, upon request of the Company, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) any such documents as provided by the Company and deliver evidence of such release to the Company in the form provided by the Company; provided, however, to the extent the Company requests the Collateral Trustee to deliver evidence of the release of Collateral in accordance with this Section 4.1(a), the Company will deliver to the Collateral Trustee an Officers’ Certificate to the effect that no release of Collateral pursuant to this Section 4.1(a) violated the terms of any Secured Debt Document.

(b) Other than with respect to any release pursuant to clause (5) or (6) of Section 4.1(a) of the Collateral Trustee agrees for the benefit of the Company and the Guarantors that if the Collateral Trustee at any time receives:

(1) an Officers’ Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Company or Guarantors on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.

(c) The Collateral Trustee hereby agrees that:

(1) in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Company or Guarantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2) at any time when a Secured Debt Default under a Series of Secured Debt that constitutes Junior Lien Debt has occurred and is continuing, promptly after the receipt by it of any Act of Required Debtholders pursuant to Section 4.1(a)(5), the Collateral Trustee will deliver a copy of such Act of Required Debtholders to each Secured Debt Representative.

(d) Each Secured Debt Representative hereby agrees that promptly after the receipt by it of any notice from the Collateral Trustee pursuant to Section 4.1(c)(2), such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of Priority Lien Debt or Series of Junior Lien Debt for which it acts as Secured Debt Representative.

SECTION 4.2 Delivery of Copies to Secured Debt Representatives. The Company will deliver to each Secured Debt Representative a copy of (i) each Secured Debt Document and (ii) each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate.

SECTION 4.3 Collateral Trustee not Required to Serve, File, Register or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if, in connection with any release pursuant to Article 4 of this Agreement, the Company or any Guarantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of such Company or Guarantor to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee must first confirm with the Secured Debt Representatives that the requirements of such UCC provisions have been satisfied.

SECTION 4.4 Release of Liens in Respect of Notes. The Collateral Trustee’s Liens will no longer secure the First Lien Notes or the Second Lien Notes, as the case may be, issued under such First Lien Indenture or Second Lien Indenture or any other Obligations outstanding under the applicable Indenture, and the right of the holders of the related series of Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Lien on the Collateral will terminate and be discharged:

(a) upon satisfaction and discharge of the applicable Indenture as set forth under Article 12 of such Indenture;

(b) upon a Legal Defeasance or Covenant Defeasance of all outstanding series of Notes issued under such Indenture, as set forth under Article 8 thereof;

(c) upon payment in full and discharge of all outstanding series of Notes issued under such Indenture and all Obligations that are outstanding, due and payable under such Indenture at the time such Notes are paid in full and discharged; or

(d) in whole or in part, with the consent of the holders of the requisite percentage of the applicable series of Notes in accordance with Article 9 of the applicable Indenture.

ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE

SECTION 5.1 No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents to which it is a party. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents to which it is a party.

SECTION 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

SECTION 5.3 Other Agreements. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee.  The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents to which it is a party).

SECTION 5.4 Solicitation of Instructions.

(a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Priority Lien Debtholders or an Act of Required Debtholders, as applicable, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(b) No written direction given to the Collateral Trustee by an Act of Priority Lien Debtholders or an Act of Required Debtholders, as applicable, that in the reasonable judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

SECTION 5.5 Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction.

SECTION 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

SECTION 5.7 Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any Guarantor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the holders of Secured Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

SECTION 5.8 Secured Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Debtholders.

SECTION 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the holders of Secured Obligations.

SECTION 5.10 Security or Indemnity in Favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 5.11 Rights of the Collateral Trustee. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b) The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

SECTION 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

SECTION 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

SECTION 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a) the Collateral Trustee may resign at any time by giving notice of resignation to each Secured Debt Representative and the Company; and

(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.

SECTION 6.2 Appointment of Successor Collateral Trustee.

(a) Upon any resignation or removal of the Collateral Trustee pursuant to Section 6.1, a successor Collateral Trustee may be appointed by an Act of Required Debtholders, subject to, so long as no Secured Debt Default has occurred or is continuing, the consent of the Company (which may not be unreasonably withheld or delayed). If no successor Collateral Trustee has been so appointed and accepted such appointment within 45 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1) authorized to exercise corporate trust powers;

(2) having a combined capital and surplus of at least $100,000,000; and

(3) maintaining an office in New York, New York.

(b) The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

SECTION 6.3 Succession. When the Person so appointed as successor Collateral Trustee pursuant Section 6.2 accepts such appointment:

(1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2) the predecessor Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.

SECTION 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (3) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Company, each Priority Lien Representative and each Junior Lien Representative thereof in writing.

ARTICLE 7.MISCELLANEOUS PROVISIONS
SECTION 7.1	Amendment.

(a) No amendment or supplement to the provisions of this Agreement or any other Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

(1) any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein, (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of the Company’s or any Guarantor’s obligations under any Security Document in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable; or (iv) making any change that would provide any additional rights or benefits to the Secured Parties or the Collateral Trustee or that does not adversely affect the legal rights under the Indentures or any other Secured Debt Document of any holder of Notes, any other Secured Party or the Collateral Trustee, will, in each case, become effective when executed and delivered by the Company or any other applicable Guarantor party thereto and the Collateral Trustee;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Obligations:

(A) to vote its outstanding Secured Debt as to any matter requiring (i) an Act of Priority Lien Debtholders or an Act of Required Debtholders or (ii) direction by the Required Priority Lien Debtholders or the Required Junior Lien Debtholders, (or amends the provisions of this clause (2) or the definition of “Act of Priority Lien Debtholders,” “Act of Required Debtholders,” “Required Priority Lien Debtholders” or “Required Junior Lien Debtholders”),

(B) to share, in the order of application described in Section 3.4, in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1, or

(C) to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Section 4.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents; and

(3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.

(b) Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(2) and 7.1(a)(3):

(1) any Security Document that secures Junior Lien Obligations (but not Priority Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Junior Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of this Agreement or the Priority Lien Documents;

(2) any amendment or waiver of, or any consent under, any provision of this Agreement or any other Security Document that secures Priority Lien Obligations will apply automatically to any comparable provision of any comparable Junior Lien Document without the consent of or notice to any holder of Junior Lien Obligations and without any action by the Company or any Guarantor, any holder of First Lien Notes or other Priority Lien Obligations or any holder of Second Lien Notes or other Junior Lien Obligations; and

(3) the Company may direct the Collateral Trustee to amend, supplement, modify, restate, renew or replace an ABL Intercreditor Agreement; provided that the changes made by such amendment, supplement, modification, restatement, renewal or replacement, taken together with all other changes (whenever and however made) from the form of the ABL Intercreditor Agreement attached as Exhibit D, are not materially adverse to any holder of Secured Obligations.

(c) The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Company (which may be provided by internal counsel to the Company) to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Company (which may be provided by internal counsel to the Company) addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral (subject to customary qualifications and assumptions).

(d) The holders of Junior Lien Obligations and the Junior Lien Representatives agree that each Security Document that secures Junior Lien Obligations (but not also securing Priority Lien Obligations) will include language substantially to the effect of the following:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement, dated as of July 31, 2009, among the Company, the Guarantors from time to time party thereto, Deutsche Bank Trust Company Americas, as Trustee under the First Lien Indenture (as defined therein), Deutsche Bank Trust Company Americas, as Trustee under the Second Lien Indenture (as defined therein) and Deutsche Bank Trust Company Americas, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”). In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern.”

; provided, however, that if the jurisdiction in which any such Junior Lien Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Junior Lien Representatives and the Priority Lien Representatives agree, prior to such Junior Lien Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Junior Lien Document is subject to the provisions of this Agreement.

SECTION 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will vote the total amount of Secured Debt under that Series of Secured Debt as a block in respect of any vote under this Agreement. If any series of any Class of Secured Debt consists of Hedging Obligations, those Hedging Obligations will vote on matters concerning such Class of Secured Debt in accordance with the applicable Secured Debt Documents.

SECTION 7.3 Further Assurances; Insurance; Real Estate.

(a) The Company and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

(b) Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Company and each of the Guarantors will promptly execute, acknowledge and deliver such additional security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred thereby, in each case as contemplated by the Secured Debt Documents for the benefit of holders of Secured Obligations.

(c) The Company and the Guarantors will:

(1) keep their properties adequately insured at all times by financially sound and reputable insurers;

(2) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(3) maintain such other insurance as may be required by law; and

(4) maintain such other insurance as may be required by the Security Documents.

(d) Upon the request of the Collateral Trustee, the Company and the Guarantors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.

(e) All insurance policies required by Sections 7.3(c) (except for the insurance described in 7.3(c)(3)) above will:

(1) provide that, with respect to third party liability insurance, the holders of Secured Obligations, as a class, shall be named as additional insureds;

(2) name the Collateral Trustee as a loss payee as its interests may appear and additional insured;

(3) provide that (x) no cancellation or termination of such insurance and (y) no reduction in the limits of liability of such insurance or other material change shall be effective until 30 days after written notice is given by the insurers to the Collateral Trustee of such cancellation, termination, reduction or change;

(4) waive all claims for insurance premiums or commissions or additional premiums or assessments against the Secured Parties; and

(5) waive any right of the insurers to setoff or counterclaim or to make any other deductions, whether by way of attachment or otherwise, as against the Secured Parties.

(f) Upon the request of the Collateral Trustee, the Company and the Guarantors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice during regular business hours, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers. The Company and the Guarantors shall, at any reasonable time and from time to time upon reasonable prior notice during regular business hours, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Company and the Guarantors and their respective Subsidiaries, all at the Company’s expense.

(g) With respect to any fee simple interest in real property of the Company and the Guarantors that is located in the United States:

(1) Within 90 days of the date hereof, (i) the Collateral Trustee and the issuers of the title insurance policies (the “Title Company”) being issued in connection with the Mortgages shall have received fully executed and notarized Mortgages, which Mortgages shall be in proper form for recording in all appropriate places in all applicable jurisdictions located in the United States, encumbering the fee interests of the Company and the Guarantors, as applicable, in the Mortgaged Property and (ii) the Collateral Trustee shall have received confirmation that the Title Company has accepted the Mortgages for recording.

(2) Within 90 days of the date hereof, (i) the Title Company shall have issued to the Collateral Trustee, a title insurance policy (or an unconditional marked commitment or signed pro forma therefor) insuring each Mortgage to be a valid Lien with the priority described therein (which shall in all events conform to the requirements of this Agreement) against the Mortgaged Property described therein, free from all Liens except Permitted Liens, for the full amount stated in the title insurance polices, which amount shall be not less than the tax assessed value set forth in the applicable appraisals covering the applicable Mortgaged Property that the Company delivered to the Collateral Trustee prior to the date hereof; (ii) the Title Company shall have issued such endorsements customarily issued by the Title Company to each of the policies of title insurance to the extent available in the relevant jurisdiction at ordinary rates (including, but not limited to, ALTA comprehensive, access, deletion of arbitration, environmental lien protection, address, tax map, survey, contiguity, subdivision, doing business, and tax parcel); (iii) the Title Company shall have received all amounts required to be paid to the Title Company to issue the title insurance policies referred to in clause (i) above; and (iv) the Collateral Trustee shall have received copies of the title insurance policies.

(3) Within 90 days of the date hereof, the Collateral Trustee and the Title Company shall have received ALTA surveys with respect to each Mortgaged Property in form and substance necessary to induce the Title Company to delete the general survey disclosure exception and to issue the endorsements identified in Section 7.3(g)(2)(ii).

(4) Within 90 days of the date hereof, the Collateral Trustee shall have received flood certifications with respect to each Mortgaged Property and evidence of flood insurance with respect to each Mortgaged Property that is located in a community that participates in the National Flood Insurance Program, which in all events complies with any applicable regulations of the Board of Governors of the United States Federal Reserve System.

(5) Within 90 days of the date hereof, the Collateral Trustee shall have received customary legal opinions relating to the Mortgages containing opinions substantially similar to those listed on Exhibit F with customary qualifications and assumptions.

(6) With respect to any fee simple interest in any real property located in the United States having a value of at least $5,000,000 acquired after the date hereof by any of the Company or any Guarantor, the Company or applicable Guarantor shall as soon as practicable (but in no event later than 90 days following the date such real property is acquired), deliver such items as were required to be delivered under the clauses (1) through (5) above.

SECTION 7.4 Perfection of Junior Trust Estate. Solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the holders of Junior Lien Obligations and the Junior Lien Representatives in any portion of the Junior Trust Estate in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Senior Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, electronic chattel paper, certificated securities, money, deposit accounts and securities accounts, the Collateral Trustee, the holders of Priority Lien Obligations and the Priority Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as agent for the benefit of the Collateral Trustee for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives.

SECTION 7.5 Successors and Assigns.

(a) Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b) Neither the Company nor any Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company and the Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.SECTION 7.6

SECTION 7.6 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.7 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee: Deutsche Bank Trust Company Americas

60 Wall Street MS-NYC60-2710 New York, NY 10005 Fax: (732) 578-4635 Attn: Trust and Securities Services If to the Company or any Guarantor:	Unisys Corporation

Unisys Way
Blue Bell, PA 19424
Fax: (215) 986-0622, with a copy to (215) 986-0624
Attn: Treasurer, with a copy to the General Counsel

If to the First Lien Trustee: Deutsche Bank Trust Company Americas

60 Wall Street

MS-NYC60-2710

New York, NY 10005

Fax: (732) 578-4635

Attn: Trust & Securities Services

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company
Trust & Securities Services
25 DeForest Avenue, MS SUM01-0105
Summit, New Jersey 07901
Attn: Corporates Team Deal Manager – Unisys
Tel: 908-608-3191
Fax: 732-578-4635

If to the Second Lien Trustee: Deutsche Bank Trust Company Americas

60 Wall Street

MS-NYC60-2710

New York, NY 10005

Fax: (732) 578-4635
Attn: Trust & Securities Services

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company
Trust & Securities Services
25 DeForest Avenue, MS SUM01-0105
Summit, New Jersey 07901
Attn: Corporates Team Deal Manager – Unisys
Tel: 908-608-3191
Fax: 732-578-4635

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be faxed to the relevant fax number set forth above or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, all notices and communications will be sent in the manner specified in the Secured Debt Documents applicable to such holder. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 7.8 Notice Following Discharge of Priority Lien Obligations. Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.

SECTION 7.9 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 7.10 Compensation; Expenses. The Company and the Guarantors jointly and severally agree to pay, promptly upon demand:

(1) such compensation to the Collateral Trustee and its agents as the Company and the Collateral Trustee may agree in writing from time to time;

(2) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Company or any Guarantor;

(4) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, and search fees;

(5) all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(6) after the occurrence of any Secured Debt Default, all reasonable costs and expenses incurred by the Collateral Trustee, its agents and any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency or Liquidation Proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Secured Debt Representatives.

The agreements in this Section 7.10 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.11 Indemnity.

(a) The Company and the Guarantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee and its Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.

(b) All amounts due under this Section 7.11 will be payable upon demand.

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.11(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Company and the Guarantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) Neither the Company nor any Guarantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and the Company and each of the Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 7.11 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.12 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 7.13 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 7.14 Obligations Secured. All obligations of the Company and the Guarantors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

SECTION 7.15 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.

SECTION 7.16 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, the Company and each Guarantor, for itself and in connection with its properties, irrevocably:

(1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(2) waives any defense of forum non conveniens;

(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;

(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5) agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 7.17 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 7.18 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 7.19 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto on the date hereof and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

SECTION 7.20 Additional Guarantors. The Company will cause each Subsidiary that becomes a Guarantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Subsidiary to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Subsidiary will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a Guarantor if the other requirements of this Section 7.20 are complied with.

SECTION 7.21 Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Priority Lien Obligations or Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any holder of Priority Lien Obligations or any Priority Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Junior Lien Obligations or Junior Lien Representative with respect to the Junior Lien Obligations from the proceeds of any Collateral at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien.

SECTION 7.22 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against the Company or any Guarantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.23 Rights and Immunities of Secured Debt Representatives. The Secured Debt Representatives will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indentures and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person is acting or will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Company or any Guarantor or the Collateral Trustee hereunder.

SECTION 7.24 Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Collateral Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas. The parties to this Agreement agree that they will provide the Collateral Trustee with such information as it may request in order for the Collateral Trustee to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

UNISYS CORPORATION

By: /s/ Scott A. Battersby
Name: Scott A. Battersby
Title: Vice President and Treasurer

CONVERGENT, INC.

By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Assistant Treasurer

UNISYS AFRICA HOLDING, INC.

By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Assistant Treasurer

UNISYS AP INVESTMENT COMPANY I

By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Assistant Treasurer

UNISYS CHINA LIMITED

By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Treasurer
UNISYS DE CENTRO AMERICA, S.A.
By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Treasurer
UNISYS DE COLOMBIA, S.A.
By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Treasurer

UNISYS DEL PERU L.L.C.

By: Unisys Holding Corporation, as its sole member

By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Treasurer

UNISYS HOLDING CORPORATION

By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Treasurer

UNISYS ITEM PROCESSING SERVICES L.L.C.

By: Unisys Corporation, as its sole member

By: /s/ Scott A. Battersby
Name: Scott A. Battersby
Title: Vice President and Treasurer

UNISYS JAPAN, LTD.

By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Treasurer

UNISYS NPL, INC.

By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Treasurer

UNISYS PHILIPPINES LIMITED

By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Assistant Treasurer

UNISYS PUERTO RICO, INC.

By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Treasurer

UNISYS PULSEPOINT COMMUNICATIONS

By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Treasurer

UNISYS SOUTH AMERICA L.L.C.

By: Unisys Holding Corporation, as its sole member

By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Assistant Treasurer

UNISYS SUDAMERICANA CORPORATION

By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Treasurer
UNISYS SUDAMERICANA LTDA.
By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Treasurer

UNISYS TECHNICAL SERVICES L.L.C.

By: Unisys Corporation, as its sole member

By: /s/ Scott A. Battersby

Name: Scott A. Battersby

Title: Vice President and Treasurer

UNISYS WORLD SERVICES, INC.

By: /s/ Edward A. Sarkisian
Name: Edward A. Sarkisian
Title: Vice President and Treasurer

UNISYS WORLD TRADE, INC.

By: /s/ Edward A. Sarkisian

Name: Edward A. Sarkisian

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

under the First Lien Indenture

By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By: /s/ Cynthia J. Powell

Name: Cynthia J. Powell Title: Vice President

By: /s/ Irina Golovashchuk

Name: Irina Golovashchuk Title: Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee under the Second Lien Indenture

By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By: /s/ Cynthia J. Powell

Name: Cynthia J. Powell Title: Vice President

By: /s/ Irina Golovashchuk

Name: Irina Golovashchuk Title: Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Trustee

By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By: /s/ Cynthia J. Powell

Name: Cynthia J. Powell Title: Vice President

By: /s/ Irina Golovashchuk

Name: Irina Golovashchuk Title: Assistant Vice President

EXHIBIT A
to Collateral Trust Agreement

FORM OF
ADDITIONAL SECURED DEBT DESIGNATION

Reference is made to the Collateral Trust Agreement dated as of July 31, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Unisys Corporation, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, Deutsche Bank Trust Company Americas, as Trustee under the First Lien Indenture (as defined therein), Deutsche Bank Trust Company Americas, as Trustee under the Second Lien Indenture (as defined therein), the other Secured Debt Representatives from time to time party thereto and Deutsche Bank Trust Company Americas, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as either Priority Lien Debt or Junior Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of the Company hereby certifies on behalf of the Company that:

(A) [insert name of the Company or Guarantor] intends to incur additional Secured Debt (“Additional Secured Debt”) which will be [select appropriate alternative] [Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien pari passu with all previously existing and future Priority Lien Debt] or [Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien pari passu with all previously existing and future Junior Lien Debt] or [Permitted ABL Debt secured with a Permitted ABL Lien pari passu with all previously existing and future Permitted ABL Debt];

(B) such Additional Secured Debt is permitted by each applicable Secured Debt Document;

(C) the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:

Telephone:
Fax:

(D) The Company has caused a copy of this Additional Secured Debt Designation to be delivered to each existing Secured Debt Representative.

IN WITNESS WHEREOF, the Company has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of       , 20      .

UNISYS CORPORATION
By:

Name: Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Trustee
By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:

Name: Title:
By:

Name: Title:

EXHIBIT B

to Collateral Trust Agreement

FORM OF
COLLATERAL TRUST JOINDER – ADDITIONAL DEBT

Reference is made to the Collateral Trust Agreement dated as of July 31, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Unisys Corporation, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, Deutsche Bank Trust Company Americas, as Trustee under the First Lien Indenture (as defined therein), Deutsche Bank Trust Company Americas, as Trustee under the Second Lien Indenture (as defined therein), the other Secured Debt Representatives from time to time party thereto and Deutsche Bank Trust Company Americas, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being Additional Secured Debt under the Collateral Trust Agreement.

1 Joinder. The undersigned,       , a       , (the “New Representative”) as [trustee, administrative agent] under that certain [describe applicable indenture, credit agreement or other document governing the Additional Secured Debt] hereby agrees to become party as [a Junior Lien Representative] [a Priority Lien Representative] [a counterparty or representative of the Permitted ABL Debt] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt is Priority Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Junior Lien Debt, each existing and future Junior Lien Representative, each other existing and future Priority Lien Representative and each existing and future holder of Permitted Prior Liens and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a) all Priority Lien Obligations will be and are secured Equally and Ratably by all Priority Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of any Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations Equally and Ratably;

(b) the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from the enforcement of Priority Liens; and

(c) the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Security Documents. [or]

[Option B: to be used if Additional Debt is Junior Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Junior Lien Debt, each existing and future Priority Lien Representative, each other existing and future Junior Lien Representative and each existing and future holder of Permitted Prior Liens and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a) all Junior Lien Obligations will be and are secured Equally and Ratably by all Junior Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of any Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations Equally and Ratably;

(b) the New Representative and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c) the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Security Documents.

[Option C: to be used if Additional Debt is Permitted ABL Debt] The undersigned New Representative, on behalf of itself [and each holder of Obligations in respect of the Series of Permitted ABL Debt for which the undersigned is acting as representative] hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Secured Debt, each existing and future Secured Debt Representative and each existing and future holder of Permitted Prior Liens and as a condition to being treated as Permitted ABL Debt under the Collateral Trust Agreement that:

(a) that the holders of Obligations in respect of such Series of Permitted ABL Debt are bound by the provisions of the Collateral Trust Agreement and the ABL Intercreditor Agreement; and

(b) it consents to the performance of, and directing the collateral agent or other representative with respect to such Series of Permitted ABL Debt to perform, its obligations under the Collateral Trust Agreement and the ABL Intercreditor Agreement.

3. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of       , 20      .

[insert name of the new representative]

By:

Name: Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Trustee
By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:

Name: Title:
By:

Name: Title:

EXHIBIT C

to Collateral Trust Agreement

FORM OF
COLLATERAL TRUST JOINDER – ADDITIONAL GUARANTOR

Reference is made to the Collateral Trust Agreement dated as of      , 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Unisys Corporation, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, Deutsche Bank Trust Company Americas, as Trustee under the First Lien Indenture (as defined therein), Deutsche Bank Trust Company Americas, as Trustee under the Second Lien Indenture (as defined therein), the other Secured Debt Representatives from time to time party thereto and Deutsche Bank Trust Company Americas, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.20 of the Collateral Trust Agreement.

1. Joinder. The undersigned,       , a       , hereby agrees to become party as a Guarantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of       , 20      .

[ ]

By:

Name: Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Guarantor:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Trustee

By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:

Name: Title:
By:

Name: Title:

EXHIBIT D
to Collateral Trust Agreement

FORM OF ABL INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (as amended, restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is dated as of [      ], 20[      ], and entered into by and among Unisys Corporation, a Delaware corporation (the “Company”), certain subsidiaries of the Company (the “Guarantors”), [      ], in its capacity as collateral agent for the ABL Lenders (including its successors and assigns from time to time, the “ABL Agent”) and Deutsche Bank Trust Company Americas, a banking corporation duly organized under the laws of the State of New York, in its capacity as collateral trustee (including its successors and assigns from time to time, the “Collateral Trustee”) for (i) the First Lien Trustee and the First Lien Noteholders, (ii) the Second Lien Trustee and the Second Lien Noteholders and (iii) any future Junior Lien Representative, Junior Lien Claimholders, Priority Lien Representative or Priority Lien Claimholders. As described in more detail in Section 8.10 hereof, this Agreement is intended to be binding on all Claimholders and Secured Debt Representatives, as well as the ABL Agent and the Collateral Trustee. Capitalized terms used in this Agreement have the meanings assigned to them in Article I below.

RECITALS

The Company, the Guarantors, the lenders (the “ABL Lenders”) and agents party thereto, and the ABL Agent, have entered into an [ABL Credit and Guaranty Agreement] dated as of the date hereof providing for a [revolving credit facility] (as amended, restated, supplemented, modified, replaced or refinanced from time to time in accordance with the terms hereof, the “ABL Agreement”);

The Company has issued prior to the date hereof (i) the 12 3/4% Senior Secured Notes due 2014 (the “First Lien Notes”) pursuant to an Indenture dated as of July 31, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “First Lien Indenture”) among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as first lien trustee (in such capacity and including its successors and assigns from time to time, the “First Lien Trustee”) and (ii) the 14 1/4% Senior Secured Notes due 2015 (the “Second Lien Notes”) pursuant to an Indenture dated as of July 31, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Second Lien Indenture”) among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as second lien trustee (in such capacity and including its successors and assigns from time to time, the “Second Lien Trustee”);

The Company may from time to time enter into other Series of Secured Debt pursuant to the terms of the Collateral Trust Agreement;

The obligations of the Company and the Guarantors to (i) the ABL Agent and the ABL Claimholders and (ii) the Secured Debt Representatives and the Secured Debt Claimholders are each secured by Liens on certain of the assets of the Company and the Guarantors; and

As a condition to the closing of the ABL Agreement, each of the ABL Agent, the Collateral Trustee, the Secured Debt Representatives and the various Claimholders have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I DEFINITIONS.

1.1. Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“ABL Agent” has the meaning assigned to that term in the preamble to this Agreement.

“ABL Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including the ABL Lenders and the agents under the ABL Loan Documents.

“ABL Collateral” has the meaning assigned to that term in the Collateral Trust Agreement, to the extent that the Collateral Trustee has been granted a lien on such ABL Collateral (junior to the Lien of the ABL Agent) under the terms of the Secured Debt Documents.

“ABL Collateral Documents” means the [“Collateral Documents” (as defined in the ABL Agreement; provided that the term “Collateral Documents” as defined in the ABL Agreement shall include this Agreement)] and any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.

“ABL Default” means an [“Event of Default” (as defined in the ABL Agreement)].

“ABL Lenders” has the meaning assigned to that term in the recitals to this Agreement.

“ABL Loan Documents” means the ABL Agreement, the ABL Collateral Documents and the other [“Credit Documents” (as defined in the ABL Agreement)] and each of the other agreements, documents and instruments providing for or evidencing any other ABL Obligation, and any other document or instrument executed or delivered at any time in connection with any ABL Obligations, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the ABL Agent and ABL Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.

“ABL Obligations” means all Obligations outstanding under the ABL Agreement and the other ABL Loan Documents. “ABL Obligations” shall include (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant ABL Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding and (b) all other Obligations that are purported to be secured under the ABL Collateral Documents so long as the granting of the Liens thereunder was permitted by the [Security Documents (as defined in the ABL Agreement)].

“ABL Standstill Period” has the meaning set forth in Section 3.2(a)(1).

“Access Period” means for each parcel of Mortgaged Premises the period, after the commencement of an Enforcement Period, which begins on the day that the ABL Agent provides Collateral Trustee with the notice of its election to request access pursuant to Section 3.3(b) and ends on the earliest of (i) the 180th day after the ABL Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the ABL Collateral located on such Mortgaged Premises following Enforcement plus such number of days, if any, after the ABL Agent obtains access to such ABL Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to ABL Collateral located on such Mortgaged Premises or (ii) the date on which all or substantially all of the ABL Collateral located on such Mortgaged Premises is sold, collected or liquidated or (iii) the date on which the Discharge of ABL Obligations occurs.

“Account” means all present and future “accounts” (as defined in Article 9 of the UCC).

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Collateral Trustee and/or ABL Agent and the Company and/or a Guarantor and the relevant financial institution depository or securities intermediary.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).

“Claimholders” means the ABL Claimholders and each of the Junior Lien Claimholders and Priority Lien Claimholders.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement dated as of July 31, 2009 by and among the Company, the Grantors party thereto, the First Lien Trustee, the Second Lien Trustee, the Collateral Trustee and the other parties thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral Trustee” has the meaning assigned to that term in the preamble to this Agreement.

“Company” has the meaning assigned to that term in the preamble to this Agreement.

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(1) termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations;

(2) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) on all ABL Obligations (other than any undrawn letters of credit);

(3) discharge or cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent, but in no event exceeding the lower of (A) 105% of the aggregate undrawn amount and (b) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable ABL Loan Document) of all letters of credit issued under the ABL Loan Documents and constituting ABL Obligations; and

(4) payment in full in cash of all other ABL Obligations that are outstanding and unpaid at the time the Indebtedness constituting such ABL Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Junior Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(1) termination or expiration of all commitments to extend credit that would constitute Junior Lien Debt;

(2) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) on Junior Lien Obligations (other than any undrawn letters of credit);

(3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (b) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit constituting Junior Lien Debt; and

(4) payment in full in cash of all other Junior Lien Obligations that are outstanding and unpaid at the time the Junior Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Secured Obligations” means the occurrence of both the Discharge of Junior Lien Obligations and the Discharge of Priority Lien Obligations.

“Disposition” has the meaning assigned to that term in Section 5.1(b).

“Enforcement” means, collectively or individually for any one of the ABL Agent, the Collateral Trustee, or any Secured Debt Representative when an ABL Default or a Secured Debt Default, as the case may be, has occurred and is continuing, any action taken by such Person to repossess, or exercise any remedies with respect to, any material amount of Collateral or commence the judicial enforcement of any of the rights and remedies under the ABL Loan Documents or the Secured Debt Documents or under any applicable law, but in all cases excluding (i) the imposition of a default rate or late fee and (ii) the collection and application of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts against the ABL Obligations pursuant to the ABL Loan Documents; provided, however, the foregoing exclusion set forth in clause (ii) shall immediately cease to apply upon the earliest of (x) the ABL Agent’s delivery of written notice to the Company that such exclusion no longer applies, (y) the lapse of ten (10) consecutive Business Days after an ABL Default in which no [“Revolving Loans” or “Special Agent Advances” are made and no “Letters of Credit” are issued (in each case, as defined in the ABL Agreement)], and (z) the termination of [the Revolving Commitments (as such term is defined in the ABL Agreement) pursuant to Section [      ] (or any other applicable provision) of the ABL Agreement].

“Enforcement Notice” means a written notice delivered, at a time when an ABL Default or Secured Debt Default has occurred and is continuing, by either the ABL Agent or the Collateral Trustee to the other such Person announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the ABL Obligations or the current balances owing with respect to Junior Lien Obligations and Priority Lien Obligations, as the case may be, and requesting the current balance owing of the ABL Obligations or Junior Lien Obligations and Priority Lien Obligations, as the case may be.

“Enforcement Period” means the period of time following the receipt by either the ABL Agent or the Collateral Trustee of an Enforcement Notice from the other until either (i) in the case of an Enforcement Period commenced by the Collateral Trustee, the Discharge of Secured Obligations, or (ii) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, or (iii) the ABL Agent or the Collateral Trustee (as applicable) agree in writing to terminate the Enforcement Period.

“First Lien Indenture” has the meaning set forth in the recitals to this Agreement.

“First Lien Noteholder” means, at any relevant time, a Person in whose name a First Lien Note is registered.

“First Lien Trustee” has the meaning assigned to that term in the recitals to this Agreement.

“Grantors” means the Company, each Guarantor and each other Person that has or may from time to time hereafter execute and deliver an ABL Collateral Document, Junior Lien Document or Priority Lien Document as a grantor of a security interest (or the equivalent thereof).

“Guarantor” has the meaning set forth in the preamble to this Agreement.

“Indebtedness” means and includes all Obligations that constitute “Debt,” “Indebtedness”, “Obligations,” “Liabilities” or any similar term within the meaning of the ABL Agreement or the Junior Lien Documents or the Priority Lien Documents, as applicable.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Junior Lien Claimholder” means the holders of any Junior Lien Obligation, at that time, including the Junior Lien Representatives.

“Junior Lien Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which a Lien on any real property located in the United States and owned by any Grantor is granted to secure any Junior Lien Obligations or (except for this Agreement and the Collateral Trust Agreement) under which rights or remedies with respect to any such Liens are governed.

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Priority Lien Mortgage or Junior Lien Mortgage, as applicable.

“New Agent” has the meaning assigned to that term in Section 5.5.

“New Representative” has the meaning assigned to that term in Section 5.5.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the ABL Claimholders, the Secured Debt Claimholders or any of them or their respective Affiliates, in each case under the ABL Loan Documents or the Secured Debt Documents, whether for principal, interest or payments for early termination of Hedging Obligations, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Priority Lien Claimholders” means the holders of any Priority Lien Obligation, at that time, including the Priority Lien Representatives.

“Priority Lien Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which a Lien on any real property located in the United States and owned by any Grantor is granted to secure any Priority Lien Obligations or (except for this Agreement and the Collateral Trust Agreement) under which rights or remedies with respect to any such Liens are governed.

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. For purposes of this definition, the terms “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Indenture” has the meaning set forth in the recitals to this Agreement.

“Second Lien Noteholder” means, at any relevant time, a Person in whose name a Second Lien Note is registered.

“Second Lien Trustee” has the meaning assigned to that term in the recitals to this Agreement.

“Secured Debt Claimholders” means, collectively, all Junior Lien Claimholders and Priority Lien Claimholders.

“Secured Debt Standstill Period” has the meaning set forth in Section 3.1(a).

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Shared Collateral” means all now owned or hereafter acquired Collateral other than the ABL Collateral.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

1.2. Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Terms used in this Agreement but not defined herein shall have the meanings given to such terms in the Collateral Trust Agreement. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Collateral Trust Agreement (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Collateral Trust Agreement (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Collateral Trust Agreement and (2) approved in writing by the ABL Agent. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Collateral Trust Agreement, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full.

II LIEN PRIORITIES.

2.1. Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Secured Obligations granted on the Collateral or of any Liens securing the ABL Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the ABL Loan Documents or the Secured Debt Documents or any defect or deficiencies in, or failure to perfect, or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, or the subordination (by equitable subordination or otherwise) of, the Liens securing the ABL Obligations or Secured Obligations or any other circumstance whatsoever, the ABL Agent, on behalf of itself and/or the ABL Claimholders, the Collateral Trustee and each Secured Debt Representative, for itself on behalf of the respective Secured Debt Claimholders hereby each agrees that:

(a) any Lien of the ABL Agent on the ABL Collateral, whether now or hereafter held by or on behalf of the ABL Agent or any ABL Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Collateral securing any Secured Obligations; and

(b) any Lien of the Collateral Trustee or any Secured Debt Representative on the Shared Collateral, whether now or hereafter held by or on behalf of the Collateral Trustee or any Secured Debt Representative, any Secured Debt Claimholder or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Liens on the Shared Collateral which may secure any ABL Obligations.

2.2. Prohibition on Contesting Liens. The ABL Agent, the ABL Claimholders, the Collateral Trustee, each Secured Debt Representative and the Secured Debt Claimholders, each agrees that it will not (and hereby waives any right to) contest or support, directly or indirectly, any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the ABL Claimholders or any of the Secured Debt Claimholders in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of either the ABL Agent or any ABL Claimholder, the Collateral Trustee, the Secured Debt Representatives or any Secured Debt Claimholder (a) to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1 and 3.2 and (b) with respect to the Collateral Trustee, the Secured Debt Representatives and any Secured Debt Claimholder, to enforce the Collateral Trust Agreement.

2.3. No New Liens. So long as the Discharge of ABL Obligations and the Discharge of Secured Obligations have not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the ABL Agent, the ABL Claimholders, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, each acknowledge and agree that the Company shall not, and shall not permit any other Grantor to:

(a) grant or permit any additional Liens on any asset or property to secure any ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure all of the Secured Obligations; or

(b) grant or permit any additional Liens on any asset or property to secure any Secured Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations.

To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1 (and with respect to priorities among the Junior Liens and Priority Liens, also in accordance with the terms of the Collateral Trust Agreement). In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available hereunder, the ABL Agent, the Collateral Trustee and each Secured Debt Representative, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted or permitted in contravention of this Section 2.3 shall be subject to Section 4.2.

III ENFORCEMENT.

3.1. Exercise of Remedies – Restrictions on Collateral Trustee, Secured Debt Representatives and Secured Debt Claimholders.

(a) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Collateral Trustee, each Secured Debt Representative and each Secured Debt Claimholder:

(1) will not exercise or seek to exercise, directly or indirectly, any rights or remedies with respect to any ABL Collateral (including the exercise of any right of setoff or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Collateral Trustee may exercise any or all of such rights or remedies after a period of at least 180 days has elapsed since the later of: (i) the date on which a Secured Debt Representative first declares the existence of a Secured Debt Default and demands the repayment of all the principal amount of any Secured Obligations; and (ii) the date on which the ABL Agent received notice from the Collateral Trustee of such declarations of a Secured Debt Default, (the “Secured Debt Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder exercise any rights or remedies with respect to the ABL Collateral if, notwithstanding the expiration of the Secured Debt Standstill Period, the ABL Agent or ABL Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such ABL Collateral (prompt notice of such exercise to be given to the Collateral Trustee);

(2) will not contest, protest or object to any foreclosure proceeding or action brought by the ABL Agent or any ABL Claimholder or any other exercise by the ABL Agent or any ABL Claimholder of any rights and remedies relating to the ABL Collateral, whether under the ABL Loan Documents or otherwise; and

(3) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by the ABL Agent or the ABL Claimholders from bringing or pursuing any Enforcement;

provided, however, that, in the case of (1), (2) and (3) above, the Liens granted to secure the Secured Obligations shall attach to any proceeds resulting from actions taken by the ABL Agent or any ABL Claimholder in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of ABL Obligations.

(b) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the ABL Agent and the ABL Claimholders shall have the exclusive right, subject to Section 3.1(a), to enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt) and, subject to Section 5.1, in connection therewith (including voluntary Dispositions of ABL Collateral by the respective Grantors after an ABL Default) make determinations regarding the release, disposition, or restrictions with respect to the ABL Collateral without any consultation with or the consent of the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder; provided, however, that the Lien securing the Secured Obligations shall remain on the proceeds (other than those properly applied to the ABL Obligations) of such Collateral released or disposed of, subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the ABL Collateral, the ABL Agent and the ABL Claimholders may enforce the provisions of the applicable ABL Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their reasonable discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Collateral upon foreclosure, to incur reasonable expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, the Collateral Trustee, any Secured Debt Representative and any Secured Debt Claimholder (unless, as among the Secured Debt Claimholders, the Collateral Trust Agreement provides to the contrary) may:

(1) file a claim or statement of interest with respect to the Secured Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;

(2) take any action (not adverse to the priority status of the Liens on the ABL Collateral, or the rights of the ABL Agent or any ABL Claimholder to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the ABL Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Secured Debt Claimholders, including any claims secured by the ABL Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) file any pleadings, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Secured Obligations and the Collateral;

(6) exercise any of its rights or remedies with respect to any of the ABL Collateral after the termination of the Secured Debt Standstill Period to the extent permitted by Section 3.1(a)(1); and

(7) make a cash bid on all or any portion of the ABL Collateral in any foreclosure proceeding or action.

The Collateral Trustee and each Secured Debt Representative, on behalf of itself and/or its respective Secured Debt Claimholders, agrees that it will not take or receive any ABL Collateral or any proceeds of such ABL Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any such ABL Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(c)(1) and this Section 3.1(c), the sole right of the Collateral Trustee and any Secured Debt Representative or any Secured Debt Claimholder with respect to the ABL Collateral is to hold a Lien (if any) on such ABL Collateral pursuant to the applicable Secured Debt Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of ABL Obligations has occurred.

(d) Subject to Sections 3.1(a) and (c) and Section 6.3(c)(1):

(1) the Collateral Trustee and each Secured Debt Representative, for itself and/or on behalf of its respective Secured Debt Claimholders, agrees that it will not take any action that would hinder any exercise of remedies under the ABL Loan Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of any ABL Collateral, whether by foreclosure or otherwise;

(2) the Collateral Trustee and each Secured Debt Representative, for itself and/or on behalf of its respective Secured Debt Claimholders, hereby waives any and all rights the Collateral Trustee, such Secured Debt Representative and the respective Secured Debt Claimholders, as applicable, may have as a junior lien creditor or otherwise to object to the manner in which the ABL Agent or the ABL Claimholders seek to enforce or collect the ABL Obligations or the Liens securing the ABL Obligations granted in any of the ABL Loan Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the ABL Agent or ABL Claimholders is adverse to the interests of the Secured Debt Claimholders; and

(3) the Collateral Trustee and each Secured Debt Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Secured Debt Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Agent or the ABL Claimholders with respect to the enforcement of the Liens on the ABL Collateral as set forth in this Agreement and the ABL Loan Documents.

(e) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee, the Secured Debt Representatives and Secured Debt Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Secured Obligations, and the Collateral Trustee may exercise rights and remedies with respect to the Shared Collateral in accordance with the terms of the Secured Debt Documents and applicable law; provided, however, that in the event that the Collateral Trustee, any Secured Debt Representative or Secured Debt Claimholder becomes a judgment Lien creditor in respect of ABL Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Secured Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens securing the Secured Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by the Collateral Trustee, any Secured Debt Representative or Secured Debt Claimholder of the required payments of interest, principal and other amounts owed in respect of its Secured Obligations, so long as such receipt is not the direct or indirect result of the exercise by Collateral Trustee, such Secured Debt Representative or Secured Debt Claimholder of rights or remedies as a secured creditor in respect of the ABL Collateral (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall be construed to impair or otherwise adversely affect any rights or remedies the ABL Agent or the ABL Claimholders may have against the Grantors under the ABL Loan Documents.

3.2. Exercise of Remedies – Restrictions on ABL Agent and ABL Claimholders.

(a) Until the Discharge of Secured Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the ABL Agent and any ABL Claimholder:

(1) will not exercise or seek to exercise, directly or indirectly, any rights or remedies with respect to any Shared Collateral (including the exercise of any right of setoff or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the ABL Agent or any ABL Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, the ABL Agent may exercise any or all of such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (x) the date on which the ABL Agent first declares the existence of any ABL Default and demands the repayment of all the principal amount of any ABL Obligations; and (y) the date on which the Collateral Trustee received notice from the ABL Agent of such declarations of any ABL Default (the “ABL Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the ABL Agent or any ABL Claimholder exercise any rights or remedies (other than those under Section 3.3) with respect to the Shared Collateral if, notwithstanding the expiration of the ABL Standstill Period, the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the ABL Agent);

(2) will not contest, protest or object to any foreclosure proceeding or action brought by the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder or any other exercise by the Collateral Trustee, any Secured Debt Representative or any Secured Claimholder of any rights and remedies relating to the Shared Collateral, whether under the Secured Debt Documents or otherwise; and

(3) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.2(c), will not object to the forbearance by the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder from bringing or pursuing any Enforcement;

provided, however, that in the case of (1), (2) and (3) above, the Liens granted to secure the ABL Obligations shall attach to any proceeds resulting from actions taken by the Collateral Trustee, any Secured Debt Representative and any Secured Debt Claimholder in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of Secured Obligations.

(b) Until the Discharge of Secured Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders shall have the exclusive right, subject to Section 3.2(a), to enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt) and, subject to Section 5.1, in connection therewith (including voluntary Dispositions of Shared Collateral by the respective Grantors after a Secured Debt Default) make determinations regarding the release, disposition, or restrictions with respect to the Shared Collateral without any consultation with or the consent of the ABL Agent or any ABL Claimholder; provided, however, that the Lien securing the ABL Obligations shall remain on the proceeds (other than those properly applied to the Secured Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Shared Collateral, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders may enforce the provisions of the applicable Secured Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their reasonable discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Shared Collateral upon foreclosure, to incur reasonable expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, the ABL Agent and any ABL Claimholder may:

(1) file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;

(2) take any action (not adverse to the priority status of the Liens on the Shared Collateral, or the rights of the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Shared Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Claimholders, including any claims secured by the Shared Collateral, if any, in each case, in accordance with terms of this Agreement;

(4) file any pleadings, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the ABL Obligations and the Collateral;

(6) exercise any of its rights or remedies with respect to any of the Collateral after the termination of the ABL Standstill Period, to the extent permitted by Section 3.2(a)(1); and

(7) make a cash bid on all or any portion of the Shared Collateral in any foreclosure proceeding or action.

The ABL Agent, on behalf of itself and the ABL Claimholders, agrees that it will not take or receive any Shared Collateral or any proceeds of such Shared Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any such Shared Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Secured Obligations has occurred, except as expressly provided in Sections 3.2(a), 6.3(c)(2) and this Section 3.2(c), the sole right of the ABL Agent or any ABL Claimholder with respect to the Shared Collateral is to hold a Lien (if any) on such Shared Collateral pursuant to the applicable ABL Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Secured Obligations has occurred.

(d) Subject to Sections 3.2(a) and (c) and Sections 3.3 and 6.3(c)(2):

(1) the ABL Agent, on behalf of itself and the ABL Claimholders, agrees that the ABL Agent and the ABL Claimholders will not take any action that would hinder any exercise of remedies under the Secured Debt Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise;

(2) the ABL Agent, on behalf of itself and the ABL Claimholders, hereby waives any and all rights it or the ABL Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder seeks to enforce or collect the Secured Obligations or the Liens securing the Shared Collateral granted in any of the Secured Debt Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Collateral Trustee, the Secured Debt Representatives or Secured Debt Claimholders is adverse to the interest of the ABL Claimholders; and

(3) the ABL Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any ABL Collateral Document, or any other ABL Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder with respect to the enforcement of its Liens on the Shared Collateral as set forth in this Agreement and the Secured Debt Documents.

(e) Notwithstanding anything to the contrary contained in this Agreement, the ABL Agent and the ABL Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the ABL Obligations and the ABL Agent may exercise rights and remedies with respect to the ABL Collateral in accordance with the terms of the ABL Loan Documents and applicable law; provided, however, that in the event that the ABL Agent or any ABL Claimholder becomes a judgment Lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Secured Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Claimholder of the required payments of interest, principal and other amounts owed in respect of its ABL Obligations, so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or such ABL Claimholder of rights or remedies as a secured creditor in respect of the Shared Collateral (including set-off or recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall be construed to impair or otherwise adversely affect any rights or remedies the Collateral Trustee, the Secured Debt Representatives or the Secured Debt Claimholders may have against the Grantors under the Secured Debt Documents.

3.3. Exercise of Remedies – Collateral Access Rights.

(a) The ABL Agent agrees not to commence Enforcement until an Enforcement Notice has been given to the Collateral Trustee. Subject to the provisions of Section 3.1, the Collateral Trustee may, to the extent permitted by applicable law, join in any judicial proceedings commenced by the ABL Agent to enforce Liens on the ABL Collateral; provided that neither the Collateral Trustee nor the Secured Debt Claimholders shall interfere with the Enforcement actions of the ABL Agent with respect to the ABL Collateral.

(b) If the Collateral Trustee or any Secured Debt Representative or any of their respective agents or representatives, or any third party pursuant to any Enforcement undertaken by the Collateral Trustee or any Secured Debt Representative, as applicable, or receiver, shall obtain possession or physical control of any item of Shared Collateral (including without limitation, any contracts, documents, books, records and other information with respect to the ABL Collateral or any Mortgaged Premises), the Collateral Trustee or such Secured Debt Representative, as applicable, shall promptly notify the ABL Agent of that fact and the ABL Agent shall, within ten (10) Business Days thereafter, notify the Collateral Trustee or the Secured Debt Representative or, if applicable, any such third party (at such address to be provided by the Collateral Trustee or such Secured Debt Representative, as applicable, in connection with the applicable Enforcement), as to whether the ABL Agent desires to exercise access rights under this Agreement for any purpose permitted under the ABL Loan Documents (including enforcement of rights and remedies), at which time the parties shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights.

(c) The Collateral Trustee agrees not to commence Enforcement until an Enforcement Notice has been given to the ABL Agent by the Collateral Trustee. Subject to the provisions of Section 3.2, the ABL Agent may, to the extent permitted by applicable law, join in any judicial proceedings commenced by the Collateral Trustee to enforce Liens on the Shared Collateral, provided that neither the ABL Agent nor the ABL Claimholders shall interfere with the Enforcement actions of the Collateral Trustee with respect to the Shared Collateral.

(d) If the ABL Agent or any of its agents or representatives, or any third party pursuant to any Enforcement undertaken by the ABL Agent or receiver, shall obtain possession or physical control of any item of ABL Collateral (including without limitation, any contracts, documents, books, records and other information with respect to the Shared Collateral), the ABL Agent shall promptly notify the Collateral Trustee of that fact and the Collateral Trustee shall, within ten (10) Business Days thereafter, notify the ABL Agent or, if applicable, any such third party (at such address to be provided by the ABL Agent in connection with the applicable Enforcement), as to whether the Collateral Trustee desires to exercise access rights under this Agreement for any purpose permitted under the Secured Debt Documents (including enforcement of rights and remedies), at which time the parties shall confer in good faith to coordinate with respect to the Collateral Trustee’s exercise of such access rights.

(e) Upon delivery of notice to the Collateral Trustee or the relevant Secured Debt Representative as provided in Section 3.3(b), the Access Period shall commence for the subject parcel of Mortgaged Premises. During the Access Period, the ABL Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use the Mortgaged Premises for the purpose of arranging for and effecting the sale or disposition of ABL Collateral. During any such Access Period, the ABL Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL Collateral, as well as to engage in bulk sales of ABL Collateral. The ABL Agent shall (i) take proper care of any Mortgaged Premise that is used by it during the Access Period, (ii) repair and replace any damage (ordinary wear-and-tear excepted) caused by it or its agents, representatives or designees, (iii) comply with all applicable laws in connection with its use or occupancy of the Mortgaged Premises and (iv) leave such Mortgaged Premises in substantially the same condition as it was at the commencement of the Access Period. The Collateral Trustee shall not bear any expense for any of the actions in the preceding sentence. The ABL Agent and the ABL Claimholders shall indemnify and hold harmless the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders from any claim, loss, damage, cost or liability arising from the ABL Agent’s use or occupancy of the Mortgaged Premises. The ABL Agent, the Collateral Trustee and each Secured Debt Representative shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Collateral Trustee or any Secured Debt Representative to commence foreclosure of the Priority Lien Mortgages or Junior Lien Mortgages or to show the Shared Collateral to prospective purchasers and to ready the Shared Collateral for sale. Access rights may apply to differing parcels of Mortgaged Premises at differing times (i.e. the Collateral Trustee may obtain possession of one premises at a different time than it obtains possession of other properties), in which case, a differing Access Period may apply to each such property.

3.4. Exercise of Remedies – Intellectual Property Rights/Access to Information.

(a) The Collateral Trustee hereby grants (to the full extent of its rights and interests) to the ABL Agent and its agents, representatives and designees (1) a royalty free, rent free license and lease to use all of the Shared Collateral, including any computer or other data processing equipment and intellectual property, to collect all Accounts or amounts owing under Instruments or Chattel Paper (in each case, to the extent included in the ABL Collateral), to copy, use or preserve any and all information relating to any of the ABL Collateral and (2) a royalty free license (which will be binding on any successor or assignee of the intellectual property) to use any and all intellectual property at any time in connection with its Enforcement; provided, however, the royalty free, rent free licenses and leases granted above shall expire immediately upon the end of the applicable Access Period.

(b) The ABL Agent hereby grants (to the full extent of its rights and interests) to the Collateral Trustee and its agents, representatives and designees (1) a royalty free, rent free license and lease to use all of the ABL Collateral, including any computer or other data processing equipment and intellectual property, to collect all Accounts or amounts owing under Instruments or Chattel Paper (in each case, to the extent included in the Shared Collateral), to copy, use or preserve any and all information relating to any of the Shared Collateral and (2) a royalty free license (which will be binding on any successor or assignee of the intellectual property) to use any and all intellectual property at any time in connection with its Enforcement; provided, however, the royalty free, rent free licenses and leases granted above shall expire on the 180th day after the commencement of the Collateral Trustee’s use thereof.

3.5. Exercise of Remedies – Set Off and Tracing of and Priorities in Proceeds.

(a) The Collateral Trustee, for itself and/or on behalf of the Secured Claimholders, acknowledges and agrees that, to the extent the Collateral Trustee or any Secured Claimholder exercises its rights of setoff against any Grantor’s Deposit Accounts or Securities Accounts or other ABL Collateral, the amount of such setoff shall be deemed to be ABL Collateral to be held and distributed pursuant to Section 4.2; provided, however, that the foregoing shall not apply to any setoff by the Collateral Trustee or any Secured Claimholder against any Shared Collateral to the extent applied to payment of the Secured Obligations.

(b) The Collateral Trustee, for itself and/or on behalf of the Secured Claimholders, agrees that prior to an issuance of an Enforcement Notice (unless an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor) all funds deposited under Account Agreements and then applied to the ABL Obligations shall be treated as ABL Collateral and, unless the ABL Agent shall have actual knowledge to the contrary, any claim that payments made to the ABL Agent through the Deposit Accounts or Securities Accounts that are subject to Account Agreements are proceeds of or otherwise constitute Shared Collateral, are waived.

(c) The ABL Agent, the ABL Claimholders, the Collateral Trustee and the Secured Claimholders, each agrees that, prior to an issuance of an Enforcement Notice (unless an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor), any proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (as among the ABL Agent, the ABL Claimholders, the Collateral Trustee and the Secured Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. The ABL Agent, the ABL Claimholders, the Collateral Trustee and the Secured Claimholders, each agrees that after an issuance of an Enforcement Notice (and after an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor), each such Person shall cooperate in good faith to identify the proceeds of the ABL Collateral and the Shared Collateral, as the case may be (it being agreed that after an issuance of an Enforcement Notice (and after an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor), (i) unless the ABL Agent has actual knowledge to the contrary, all funds deposited under Account Agreements and then applied to the ABL Obligations shall be presumed to be ABL Collateral (a presumption that can be rebutted by the Collateral Trustee); and (ii) unless the Collateral Trustee has actual knowledge to the contrary, all funds deposited under Account Agreements and then applied to the Secured Obligations shall be presumed to be Shared Collateral (a presumption that can be rebutted by the ABL Agent)); provided, however, that neither any ABL Claimholder nor any Secured Claimholder shall be liable or in any way responsible for any claims or damages from conversion of the ABL Collateral or the Shared Collateral, as the case may be (it being understood and agreed that (A) the only obligation of any ABL Claimholder is to pay over to the Collateral Trustee, in the same form as received, with any necessary endorsements, all proceeds that such ABL Claimholder received that have been identified as proceeds of the Shared Collateral and (B) the only obligation of any Secured Claimholder is to pay over to the ABL Agent, in the same form as received, with any necessary endorsements, all proceeds that such Secured Claimholder received that have been identified as proceeds of the ABL Collateral. Each of the ABL Agent and the Collateral Trustee may request from the other an accounting of the identification of the proceeds of Collateral (and the ABL Agent and the Collateral Trustee, as the case may be, upon such request being made, shall deliver such accounting reasonably promptly after such request is made).

(d) The ABL Agent, for itself and/or on behalf of the ABL Claimholders, acknowledges and agrees that, to the extent the ABL Agent or any ABL Claimholder exercises its rights of setoff against any Grantor’s Deposit Accounts or Securities Accounts or other Shared Collateral, the amount of such setoff shall be deemed to be Shared Collateral to be held and distributed pursuant to Section 4.2; provided, however, that the foregoing shall not apply to any setoff by the ABL Agent or any ABL Claimholder against any ABL Collateral to the extent applied to payment of the ABL Obligations.

(e) The ABL Agent, for itself and/or on behalf of the ABL Claimholders, agrees that prior to an issuance of an Enforcement Notice (unless an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor) all funds deposited under Account Agreements and then applied to the Secured Obligations shall be treated as Shared Collateral and, unless the Collateral Trustee shall have actual knowledge to the contrary, any claim that payments made to the Collateral Trustee through the Deposit Accounts or Securities Accounts that are subject to Account Agreements are proceeds of or otherwise constitute ABL Collateral, are waived.

IV PAYMENTS.

4.1. Application of Proceeds.

(a) So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, all ABL Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL Collateral upon the exercise of remedies by the ABL Agent or ABL Claimholders, shall be applied by the ABL Agent to the ABL Obligations in such order as specified in the relevant ABL Loan Documents. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Collateral Trustee any ABL Collateral and proceeds of ABL Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Collateral Trustee or any Secured Debt Representative in such order as specified in the Collateral Trust Agreement and/or the other relevant Secured Debt Documents.

(b) So long as the Discharge of Secured Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, all Shared Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Collateral Trustee or Secured Debt Claimholders, shall be applied to the Secured Obligations and the ABL Obligations in such order as specified in the Collateral Trust Agreement and/or the other relevant Secured Debt Documents. Upon the Discharge of Secured Obligations, the Collateral Trustee shall deliver to the ABL Agent any Shared Collateral and proceeds of Shared Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the ABL Agent in such order as specified in the ABL Loan Documents.

4.2. Payments Over in Violation of Agreement. Unless and until both the Discharge of ABL Obligations and the Discharge of Secured Obligations have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the ABL Agent, any ABL Claimholder, the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder in connection with the exercise of any right or remedy (including set-off or recoupment) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the ABL Agent or Collateral Trustee, as appropriate, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Collateral Trustee and ABL Agent are each hereby authorized to make any such endorsements as agent for the other Person. This authorization is coupled with an interest and is irrevocable until both the Discharge of ABL Obligations and Discharge of Secured Obligations have occurred.

4.3. Application of Payments. Subject to the other terms of (a) this Agreement, all payments received by the ABL Agent or the ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents; and (b) this Agreement and the Collateral Trust Agreement, all payments received by the Collateral Trustee, any Secured Debt Representative or the Secured Debt Claimholders may be applied, reversed and reapplied, in whole or in part, to the Secured Obligations to the extent provided for in the Collateral Trust Agreement and/or the other Secured Debt Documents.

V OTHER AGREEMENTS.

5.1. Releases.

(a) (i) If in connection with the exercise of the ABL Agent’s remedies in respect of any ABL Collateral as provided for in Section 3.1, the ABL Agent, for itself or on behalf of any of the ABL Claimholders, releases its Liens on any part of the ABL Collateral, then the Liens, if any, of the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, on the ABL Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Collateral Trustee, for itself and/or on behalf of any such Persons, promptly shall execute and deliver to the ABL Agent or the applicable Grantor such termination statements, releases and other documents as the ABL Agent or such Grantor may request to effectively confirm such release.

(ii) If in connection with the exercise by the Collateral Trustee or any Secured Debt Representative of remedies in respect of any Shared Collateral as provided for in Section 3.2, the Collateral Trustee, for itself and/or on behalf of any of the Secured Debt Representatives and Secured Debt Claimholders, releases its Liens on any part of the Shared Collateral, then the Liens, if any, of the ABL Agent, for itself or for the benefit of the ABL Claimholders, on the Shared Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The ABL Agent, for itself and/or on behalf of any such ABL Claimholder shall each promptly execute and deliver to the Collateral Trustee or the applicable Grantor such termination statements, releases and other documents as the Collateral Trustee or such Grantor may request to effectively confirm such release.

(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the ABL Loan Documents and the Priority Lien Documents (or, after the Discharge of Priority Lien Obligations, the Junior Lien Documents) (including voluntary Dispositions of Collateral by the respective Grantors after (x) in the case of clause (i) below, an ABL Default, and (y) in the case of clause (ii) below, a Secured Debt Default), (i) the ABL Agent, for itself and/or on behalf of any of the ABL Claimholders, releases its Liens on any part of the ABL Collateral, other than (A) in connection with the Discharge of ABL Obligations or (B) after the occurrence and during the continuance of a Secured Debt Default, then the Liens, if any, of the Collateral Trustee and/or any Secured Debt Representative, for itself and/or for the benefit of the Secured Debt Claimholders, on such ABL Collateral shall be automatically, unconditionally and simultaneously released, and (ii) the Collateral Trustee or any Secured Debt Representative, for itself and/or on behalf of the Secured Debt Claimholders, releases its Liens on any part of the Shared Collateral, other than (A) in connection with the Discharge of Secured Obligations or (B) after the occurrence and during the continuance of a ABL Default, then the Liens, if any, of the ABL Agent, for itself and/or for the benefit of the ABL Claimholders, on such Shared Collateral shall be automatically, unconditionally and simultaneously released. The ABL Agent, Collateral Trustee or any Secured Debt Representative, each for itself and/or on behalf of any such ABL Claimholders or Secured Debt Claimholder, as the case may be, promptly shall execute and deliver to the Collateral Trustee, ABL Agent or such Grantor such termination statements, releases and other documents as the Collateral Trustee, ABL Agent or such Grantor may request to effectively confirm such release.

(c) Until the Discharge of ABL Obligations shall occur, the Collateral Trustee and each Secured Debt Representative, for itself and/or on behalf of the Secured Debt Claimholders, hereby irrevocably constitutes and appoints the ABL Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Collateral Trustee and each Secured Debt Representative or such Secured Debt Claimholder, whether in the ABL Agent’s name or, at the option of the ABL Agent, in the Collateral Trustee’s, any Secured Debt Representative’s or any Secured Debt Claimholder’s own name, from time to time in the ABL Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(d) Until the Discharge of Secured Obligations shall occur, the ABL Agent, for itself and/or on behalf of the ABL Claimholders hereby irrevocably constitutes and appoints the Collateral Trustee and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of ABL Agent or such ABL Claimholder, whether in the Collateral Trustee’s name or, at the option of the Collateral Trustee, in the ABL Agent’s or any ABL Claimholder’s own name, from time to time in the Collateral Trustee’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

5.2. Insurance.

(a) Unless and until the Discharge of ABL Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the ABL Loan Documents, (i) the ABL Agent and the ABL Claimholders shall have the right, in consultation with and subject to the consent of the Company (unless an ABL Default shall have occurred and be continuing and except as otherwise provided in the ABL Loan Documents), to adjust settlement for any insurance policy covering the ABL Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and, in consultation with and subject to the consent of the Company (unless an ABL Default shall have occurred and be continuing and except as otherwise provided in the ABL Loan Documents), to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the ABL Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Collateral and to the extent required by the ABL Loan Documents shall be paid to the ABL Agent for the benefit of the ABL Claimholders pursuant to the terms of the ABL Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no ABL Obligations are outstanding, and subject to the terms of, and the rights of the Grantors under, the Secured Debt Documents and the terms of the Collateral Trust Agreement, to the Collateral Trustee for the benefit of the Secured Debt Claimholders to the extent required under the Secured Debt Documents and then, to the extent no Secured Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Collateral Trustee or any Secured Debt Representative or any Secured Debt Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the ABL Agent in accordance with the terms of Section 4.2.

(b) Unless and until the Discharge of Secured Obligations has occurred, subject to the terms of, and the rights of the Grantors under the Secured Debt Documents, (i) the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders shall have the right, in consultation with and subject to the consent of the Company (unless a Secured Debt Default shall have occurred and be continuing and except as otherwise provided in the Secured Debt Documents), to adjust settlement for any insurance policy covering the Shared Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and, in consultation with and subject to the consent of the Company (unless a Secured Debt Default shall have occurred and be continuing and except as otherwise provided in the Secured Debt Documents), to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Shared Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Shared Collateral and to the extent required by the Secured Debt Documents shall be paid to the Collateral Trustee for the benefit of the Secured Debt Claimholders pursuant to the terms of the Collateral Trust Agreement and the other Secured Debt Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no Secured Obligations are outstanding, and subject to the terms of, and the rights of the Grantors under, the ABL Collateral Documents to the ABL Agent for the benefit of the ABL Claimholders to the extent required under such ABL Collateral Documents and then, to the extent no ABL Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the ABL Agent or any ABL Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Collateral Trustee in accordance with the terms of Section 4.2.

(c) To effectuate the foregoing, the ABL Agent and, the Collateral Trustee shall each receive separate lender’s loss payable endorsements naming themselves as loss payee, as their interests may appear, with respect to policies which insure Collateral hereunder.

5.3. Amendments to ABL Loan Documents and Secured Debt Documents; Refinancing; Legending Provisions.

(a) The ABL Loan Documents and Secured Debt Documents may be amended, supplemented or otherwise modified in accordance with the terms of the ABL Loan Documents and the Secured Debt Documents, respectively, unless such amendment, supplement or modification would contravene any provision of this Agreement, and the ABL Obligations and Secured Obligations may be Refinanced, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any ABL Document or any Secured Debt Document) of the ABL Agent, the ABL Claimholders, the Collateral Trustee, the Secured Debt Representatives or the Secured Debt Claimholders, as the case may be, all without affecting the Lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt bind themselves in an Intercreditor Agreement Joinder or other writing, reasonably acceptable to the Collateral Trustee and the ABL Agent and addressed to the Collateral Trustee or the ABL Agent and the ABL Claimholders, as the case may be, to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall be substantially in accordance with the provisions of both the ABL Loan Documents and the Secured Debt Documents.

(b) The Company agrees that each ABL Collateral Document shall include the following language (or language to similar effect approved by both the Collateral Trustee and the ABL Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [ABL Agent, Collateral Trustee or other Person, as applicable] pursuant to this Agreement and the exercise of any right or remedy by the [ABL Agent, Collateral Trustee or other Person, as applicable] hereunder [are subject to the provisions of the Intercreditor Agreement, dated as of [      ], 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Unisys Corporation, Deutsche Bank Trust Company Americas, as Collateral Trustee and certain other persons which may be or become parties thereto or become bound thereto from time to time] [, to the extent any Permitted ABL Debt is incurred, will be subject to the provisions of an Intercreditor Agreement, to be entered into concurrently with such Permitted ABL Debt (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Unisys Corporation, Deutsche Bank Trust Company Americas, as Collateral Trustee and certain other persons which may be or become parties thereto or become bound thereto from time to time]. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(c) The ABL Agent, the Collateral Trustee and each Secured Debt Representative shall each use its best efforts to notify the other parties of any written amendment or modification to any ABL Loan Document or any Secured Debt Document, as applicable, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. In connection with amendments or modifications permitted by Section 5.3, the ABL Agent, the Collateral Trustee and each Secured Debt Representative, as applicable shall, upon request of the other party, provide copies of all such modifications or amendments and copies of all other relevant documentation to the other Persons.

5.4. Bailees for Perfection.

(a) The ABL Agent, the Collateral Trustee and each Secured Debt Representative, as the case may be, agree to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the ABL Claimholders and Secured Debt Claimholders, as the case may be, and as bailee for the ABL Agent, Collateral Trustee or Secured Debt Representative, as the case may be (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC), solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the Secured Debt Documents, as applicable, subject to the terms and conditions of this Section 5.4. Solely with respect to any Deposit Accounts under the control (within the meaning of Section 9-104 of the UCC) of the ABL Agent, the ABL Agent agrees to also hold control over such Deposit Accounts as gratuitous agent for the Collateral Trustee, subject to the terms and conditions of this Section 5.4. Solely with respect to any Deposit Accounts under the control (within the meaning of Section 9-104 of the UCC) of the Collateral Trustee, the Collateral Trustee agrees to also hold control over such Deposit Accounts as gratuitous agent for the ABL Agent, subject to the terms and conditions of this Section 5.4.

(b) No Person shall have any obligation whatsoever to any other Person to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee (and with respect to Deposit Accounts, agent) in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of ABL Obligations or Discharge of Secured Obligations, as the case may be, as provided in paragraph (d) below.

(c) No Person acting pursuant to this Section 5.4 shall have by reason of the ABL Loan Documents, the Secured Debt Documents, this Agreement, the Collateral Trust Agreement or any other document, a fiduciary relationship with any other Person with respect to such acts.

(d) Upon the Discharge of ABL Obligations the ABL Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Collateral Trustee to the extent the Secured Obligations which are secured by such Pledged Collateral remain outstanding, and second, to the Company (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The ABL Agent further agrees to take all other action reasonably required in connection with the Collateral Trustee obtaining a first-priority interest in such Pledged Collateral or as a court of competent jurisdiction may otherwise direct.

(e) Upon the Discharge of the Secured Obligations, the Collateral Trustee shall deliver the remaining Pledged Collateral (if any), together with any necessary endorsements, first, to the ABL Agent to the extent any ABL Obligations which are secured by such Pledged Collateral remain outstanding, and second, to the Company (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The Collateral Trustee further agrees to take all other action reasonably requested by the ABL Agent in connection with the ABL Agent obtaining a first-priority interest in such Pledged Collateral or as a court of competent jurisdiction may otherwise direct.

(f) Subject to the terms of this Agreement, (i) so long as the Discharge of ABL Obligations has not occurred, the ABL Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other ABL Loan Documents, but only to the extent that such Collateral constitutes ABL Collateral, as if the Liens (if any) of the Collateral Trustee or Secured Debt Representatives in such ABL Collateral did not exist and (ii) so long as the Discharge of Secured Obligations has not occurred, the Collateral Trustee or any Secured Debt Representative shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement, the Collateral Trust Agreement and other Secured Debt Documents, but only to the extent that such Collateral constitutes Shared Collateral, as if the Liens of the ABL Agent in such ABL Collateral did not exist.

5.5. When Discharge of ABL Obligations and Discharge of Secured Obligations Deemed to Not Have Occurred; Refinancing of ABL Obligations and Secured Obligations.

(a) If concurrently with the Discharge of ABL Obligations or the Discharge of Secured Obligations, the Company (i) enters into any Refinancing of any ABL Obligation or Secured Obligation, as the case may be, which Refinancing is permitted by the Secured Debt Documents and the ABL Loan Documents and (ii) delivers to the Collateral Trustee or ABL Agent, as appropriate, a notice and an Intercreditor Agreement Joinder in accordance with clause (b) or (c) of this Section 5.5, then such Discharge of ABL Obligations or the Discharge of Secured Obligations, shall be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of ABL Obligations or the Discharge of Secured Obligations) and the obligations under such Refinancing shall automatically be treated as ABL Obligations or Secured Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the ABL Agent or Collateral Trustee, as the case may be, under such new ABL Loan Documents or Secured Debt Documents shall be the ABL Agent or Collateral Trustee, as applicable, for all purposes of this Agreement.

(b) Upon the Collateral Trustee’s receipt of a notice, together with an Intercreditor Agreement Joinder, from the New Agent (as defined below) and the Company stating that the Company has entered into new ABL Loan Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new agent for such facility, such agent, the “New Agent”), such New Agent shall automatically be treated as the ABL Agent for all purposes of this Agreement. The ABL Agent and the Collateral Trustee shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request to provide the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver, to the extent contemplated by this Agreement, to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree pursuant to the Intercreditor Agreement Joinder addressed to the ABL Agent, Collateral Trustee and each Secured Debt Representative, the ABL Claimholders, and Secured Debt Claimholders, as the case may be, to be bound by the terms of this Agreement.

(c) Upon the ABL Agent’s receipt of a notice, together with an Intercreditor Agreement Joinder, from the New Representative (as defined below) and the Company stating that the Company has entered into a new Series of Secured Debt (which notice shall include a complete copy of the relevant new documents and provide the identity of the new representative for such series, such representative, the “New Representative”), such New Representative shall automatically be treated as a Secured Debt Representative for all purposes of this Agreement. The ABL Agent and the Collateral Trustee shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Representative shall reasonably request to provide the New Representative the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement (including, without limitation, entering into any collateral documentation reasonably requested in order to effectuate such successor collateral agency with respect to any Collateral). The New Representative shall agree pursuant to the Intercreditor Agreement Joinder addressed to the ABL Agent, Collateral Trustee and each other Secured Debt Representative, the ABL Claimholders, and Secured Debt Claimholders, as the case may be, to be bound by the terms of this Agreement.

5.6. Successor Agents. If any successor ABL Agent or successor Collateral Trustee is elected or appointed pursuant to the terms of the ABL Loan Documents or the Secured Debt Documents, as applicable, then such successor ABL Agent or successor Collateral Trustee, as applicable, shall automatically be treated as the ABL Agent or Collateral Trustee, as applicable, for all purposes of this Agreement. The successor ABL Agent or successor Collateral Trustee, as applicable, shall enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company, the existing ABL Agent or the existing Collateral Trustee shall reasonably request in order to provide to the successor ABL Agent or successor Collateral Trustee, as applicable, the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The successor ABL Agent or successor Collateral Trustee, as applicable, shall agree pursuant to the Intercreditor Agreement Joinder addressed to the existing ABL Agent or existing Collateral Trustee and each Secured Debt Representative, as applicable, to be bound by the terms of this Agreement.

VI INSOLVENCY OR LIQUIDATION PROCEEDINGS.

6.1. Finance and Sale Issues.

(a) Until the Discharge of ABL Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Agent shall, acting in accordance with the ABL Agreement, agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), which constitutes ABL Collateral securing the ABL Obligations or to permit the Company or any other Grantor to obtain financing, whether from the ABL Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) to the extent such DIP Financing is secured solely by Liens on ABL Collateral, then the Collateral Trustee, each Secured Debt Representative and each Secured Debt Claimholder each agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) it is on commercially reasonable terms, (ii) the Collateral Trustee, each Secured Debt Representative and each Secured Debt Claimholder retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Shared Collateral, and (iii) the terms of the DIP Financing (A) do not compel the Company to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order and (C) if the ABL Claimholders retain their Liens on the ABL Collateral securing the ABL Obligations, the Collateral Trustee and each Secured Debt Representative, for the ratable benefit of the Secured Debt Claimholders, shall retain an immediately junior Lien on the ABL Collateral. To the extent the Liens on the ABL Collateral securing the ABL Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, the Collateral Trustee and each Secured Debt Representative will subordinate any Liens in the ABL Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the ABL Agent or to the extent permitted by Section 6.3). The foregoing shall not prohibit the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder from objecting to the terms of any DIP Financing to the extent that such DIP Financing is secured by any Shared Collateral.

(b) Until the Discharge of Secured Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Collateral Trustee shall, acting in accordance with the Secured Debt Documents, agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), which constitutes Shared Collateral securing the Secured Obligations or to permit the Company or any other Grantor to obtain DIP Financing to the extent such DIP Financing is secured solely by Liens on Shared Collateral, then the ABL Agent and each ABL Claimholder agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) it is on commercially reasonable terms, (ii) the ABL Agent and each ABL Claimholder retains the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the ABL Collateral, and (iii) the terms of the DIP Financing (A) do not compel the Company to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order and (C) if the Secured Debt Claimholders retain their Liens on the Shared Collateral securing the Secured Obligations, the ABL Agent for the ratable benefit of each ABL Claimholder shall retain an immediately junior Lien on the Shared Collateral. To the extent the Liens on the Shared Collateral securing the Shared Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, the ABL Agent and each ABL Claimholder will subordinate any Liens in the Shared Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Collateral Trustee or to the extent permitted by Section 6.3). The foregoing shall not prohibit the ABL Agent or any ABL Claimholder from objecting to the terms of any DIP Financing to the extent that such DIP Financing is secured by any ABL Collateral.

(c) The Collateral Trustee, on behalf of the Secured Debt Representatives and the Secured Debt Claimholders agrees that it will not oppose, and hereby consents to (i) any sale consented to by the ABL Agent of any ABL Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency or Liquidation Proceeding) and (ii) any bid by the ABL Agent on behalf of the ABL Claimholders with respect to then outstanding ABL Obligations in connection with any such sale or any other sale or other disposition of the ABL Collateral.

(d) The ABL Agent agrees, on behalf of the ABL Claimholders, that it will not oppose, and hereby consents to (i) any sale consented to by the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder of any Shared Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency or Liquidation Proceeding) and (ii) any bid by the Collateral Trustee, any such Secured Debt Representative or any Secured Debt Claimholder with respect to then outstanding Secured Obligations in connection with any such sale or any other sale or other disposition of the Shared Collateral.

6.2. Relief from the Automatic Stay.

(a) Until the Discharge of ABL Obligations has occurred, the Collateral Trustee, each Secured Debt Representative and each Secured Debt Claimholder, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Collateral (other than to the extent such relief is required to exercise its rights under Section 3.3), without the prior written consent of the ABL Agent.

(b) Until the Discharge of Secured Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Claimholders agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Shared Collateral (other than to the extent such relief is required to exercise its rights under Section 3.3), without the prior written consent of the Collateral Trustee.

6.3. Adequate Protection.

(a) The Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, each agree that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting):

(1) any request by the ABL Agent for adequate protection with respect to the ABL Collateral; or

(2) any objection by the ABL Agent to any motion, relief, action or proceeding based on the ABL Agent or the ABL Claimholders claiming a lack of adequate protection with respect to the ABL Collateral.

(b) The ABL Agent and the ABL Claimholders, each agrees that, prior to the Discharge of Secured Obligations, none of them shall contest (or support any other Person contesting):

(1) any request by the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder for adequate protection with respect to the Shared Collateral; or

(2) any objection by the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder to any motion, relief, action or proceeding based on the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder claiming a lack of adequate protection with respect to the Shared Collateral.

(c) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1) in the event the ABL Agent or any of the ABL Claimholders (or any subset thereof) seeks or requests adequate protection in respect of ABL Collateral and such adequate protection is granted with respect to the ABL Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted ABL Collateral) in connection with any Cash Collateral use or DIP Financing or a superpriority claim in connection with any DIP Financing or otherwise, then the Collateral Trustee, on behalf of itself or any of the Secured Debt Claimholders, may seek or request adequate protection with respect to its interests in such ABL Collateral in the form of a Lien on the same additional collateral, or a junior superpriority claim, as applicable, which Lien, or junior superpriority claim, shall be subordinated (except to the extent that the Collateral Trustee already had a Lien on such additional collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens or claims securing the ABL Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Collateral Trustee on ABL Collateral; and

(2) in the event the Collateral Trustee or any Secured Debt Representative or any of the Secured Debt Claimholders (or any subset thereof) seeks or requests adequate protection in respect of Shared Collateral and such adequate protection is granted with respect to the Shared Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Shared Collateral), in connection with any Cash Collateral use or DIP Financing or a superpriority claim in connection with any DIP Financing or otherwise, then the ABL Agent, on behalf of itself or any of the ABL Claimholders, may seek or request adequate protection with respect to its interests in such Shared Collateral in the form of a Lien on the same additional collateral, or a junior superpriority claim, as applicable, which Lien or junior superpriority claim shall be subordinated (except to the extent that the ABL Agent already had a Lien on such additional collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens or claims securing the Secured Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the ABL Agent on the Shared Collateral.

(d) Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to (i) the ABL Collateral, nothing herein shall limit the rights of the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder from seeking adequate protection with respect to their rights in the Shared Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (ii) the Shared Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Claimholders from seeking adequate protection with respect to their rights in the ABL Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

6.4. Avoidance Issues. If any ABL Claimholder or Secured Debt Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of ABL Obligations or the Secured Obligations, as the case may be, (a “Recovery”), then such ABL Claimholders or Secured Debt Claimholders shall be entitled to a reinstatement of ABL Obligations or the Secured Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of ABL Obligations and on account of Secured Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Secured Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.

6.6. Post-Petition Interest.

(a) The Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders each agrees that none of them shall oppose or seek to challenge any claim by the ABL Agent or any ABL Claimholder for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the ABL Collateral securing any ABL Claimholder’s claim, without regard to the existence of the Lien of the Collateral Trustee on behalf of the Secured Debt Claimholders on the ABL Collateral.

(b) Neither the ABL Agent, nor any other ABL Claimholder shall oppose or seek to challenge any claim by the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder for allowance in any Insolvency or Liquidation Proceeding of Secured Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the Shared Collateral securing any Secured Debt Claimholder’s claim, without regard to the existence of the Lien of the ABL Agent on behalf of the ABL Claimholders on the Shared Collateral.

6.7. Waiver — 1111(b)(2) Issues.

(a) The Collateral Trustee and, each Secured Debt Representative, for itself and/or on behalf of the Secured Debt Claimholders, each waives any objection or claim it may hereafter have against any ABL Claimholder arising out of the election by any ABL Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code to any claims of such ABL Claimholder in respect of the ABL Collateral and agrees that in the case of any such election it shall have no claim or right to payment with respect to the ABL Collateral in or from such Insolvency or Liquidation Proceeding. Any reorganization securities issued with respect to such election shall be allocated solely to the ABL Claimholders pursuant to Section 6.5 hereof.

(b) The ABL Agent, for itself and/or on behalf of the ABL Claimholders, each waives any objection or claim it may hereafter have against any Secured Debt Claimholder arising out of the election by any Secured Debt Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code to any claims of such Secured Debt Claimholder in respect of the Shared Collateral and agrees that in the case of any such election it shall have no claim or right to payment with respect to the Shared Collateral in or from such Insolvency or Liquidation Proceeding. Any reorganization securities issued with respect to such election shall be allocated solely to the Secured Debt Claimholders pursuant to Section 6.5 hereof.

6.8. Separate Grants of Security and Separate Classification. The ABL Agent, on behalf each ABL Claimholder, and the Collateral Trustee, on behalf of each Secured Debt Representative and Secured Debt Claimholder, acknowledges and agrees that (a) the grants of Liens pursuant to the ABL Loan Documents, the Priority Lien Documents and the Junior Lien Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Priority Lien Obligations, the Junior Lien Obligations and the ABL Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization or liquidation under the Bankruptcy Code (or other plan of similar effect under any Bankruptcy Law) proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders, the Priority Lien Claimholders and the Junior Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Agent, on behalf of the ABL Claimholders, and the Collateral Trustee, on behalf of each Secured Debt Representative and each Secured Debt Claimholder, hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims, Priority Lien Obligation claims and Junior Lien Obligation claims against the Company and the Grantors, with the effect being that, (i) to the extent that the aggregate value of the ABL Collateral is sufficient (for this purpose ignoring all claims held by the Collateral Trustee on behalf of the Secured Debt Representatives and the Secured Debt Claimholders), the ABL Agent and the ABL Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from the ABL Collateral before any distribution is made in respect of the claims held by the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders from such ABL Collateral, with the Collateral Trustee, on behalf of the Secured Debt Representatives and the Secured Debt Claimholders, hereby acknowledging and agreeing to turn over to the ABL Agent, for the benefit of the ABL Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries, and (ii) to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the ABL Agent on behalf of the ABL Claimholders and the Collateral Trustee on behalf of the Junior Lien Representatives and the Junior Lien Claimholders), the Collateral Trustee, on behalf of the Priority Lien Representatives and the Priority Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from the Shared Collateral before any distribution is made in respect of the claims held by the ABL Agent, on behalf of the ABL Claimholders, or the Collateral Trustee, on behalf of the Junior Lien Representatives and the Junior Lien Claimholders from such Shared Collateral, with the ABL Agent, on behalf of the ABL Claimholders and the Collateral Trustee, on behalf of the Junior Lien Representatives and the Junior Lien Claimholders, hereby acknowledging and agreeing to turn over to the Collateral Trustee, for the benefit of the Priority Lien Representatives and the Priority Lien Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

VII RELIANCE; WAIVERS; ETC.

7.1. Reliance. Other than any reliance on the terms of this Agreement, (a) the ABL Agent, on behalf of itself and the ABL Claimholders, acknowledges that it and such ABL Claimholders have, independently and without reliance on the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the ABL Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement, and (b) the Collateral Trustee and each Secured Debt Representative, on behalf of itself and the Secured Debt Claimholders, acknowledges that it and the Secured Debt Claimholders have, independently and without reliance on the ABL Agent or any ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Secured Debt Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Secured Debt Documents, the Collateral Trust Agreement or this Agreement.

7.2. No Warranties or Liability. The ABL Agent, on behalf of itself and the ABL Claimholders, acknowledges and agrees that each of the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Secured Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Secured Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, each acknowledges and agrees that the ABL Agent and the ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the ABL Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the ABL Agent and the ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders shall have no duty to the ABL Agent or any of the ABL Claimholders, and the ABL Agent and the ABL Claimholders shall have no duty to the Collateral Trustee, the Secured Debt Representatives or any of the Secured Debt Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the ABL Loan Documents and the Secured Debt Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3. No Waiver of Lien Priorities.

(a) No right of the ABL Agent, the ABL Claimholders, the Collateral Trustee, the Secured Debt Representatives or the Secured Credit Claimholders to enforce any provision of this Agreement, the Collateral Trust Agreement, any ABL Loan Document or any other Secured Debt Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by such Persons or by any noncompliance by any such Person with the terms, provisions and covenants of this Agreement, the Collateral Trust Agreement, any of the ABL Loan Documents or any of the other Secured Debt Documents, regardless of any knowledge thereof which such Persons, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the ABL Loan Documents and Secured Debt Documents and subject to the provisions of Section 5.3(a)), the ABL Agent, the ABL Claimholders, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders may, at any time and from time to time in accordance with the ABL Loan Documents and Secured Debt Documents and/or applicable law, without the consent of, or notice to, the other Persons (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement or the Collateral Trust Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the ABL Agent or Collateral Trustee or any rights or remedies under any of the ABL Loan Documents or the Secured Debt Documents;

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of the Company or any other Grantor or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(4) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company or any other Grantor.

7.4. Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Agent and the ABL Claimholders and the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Loan Documents or any Secured Debt Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Secured Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Secured Debt Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Secured Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the ABL Agent, the ABL Obligations, any ABL Claimholder, the Collateral Trustee, the Secured Debt Representatives, the Secured Obligations or any Secured Debt Claimholder in respect of this Agreement.

VIII MISCELLANEOUS.

8.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or any Secured Debt Document, the provisions of this Agreement shall govern and control; provided, however, that notwithstanding anything to the contrary contained herein, the ABL Agent agrees on behalf of itself and each ABL Claimholder that the provisions of the Collateral Trust Agreement shall govern the rights and obligations of the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders as among themselves.

8.2. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto on the date hereof. This is a continuing agreement of lien subordination and the ABL Agent, the ABL Claimholders and the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders may continue, at any time and without notice to any of the others, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor in reliance hereon. Each such Person hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the ABL Agent, the ABL Claimholders and the ABL Obligations, on the date of the Discharge of ABL Obligations, subject to the rights of the ABL Agent and ABL Claimholders under Section 6.4; and

(b) with respect to the Collateral Trustee, the Secured Debt Representatives, the Secured Debt Claimholders and the Secured Obligations, on the date of the Discharge of Secured Obligations, subject to the rights of the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders under Section 6.4.

If a Discharge of ABL Obligations occurs prior to the termination of this Agreement in accordance with this Section 8.2, to the extent that additional ABL Obligations are incurred or ABL Obligations are reinstated in accordance with Section 6.4, the Discharge of ABL Obligations shall (effective upon the incurrence of such additional ABL Obligations or reinstatement of such ABL Obligations, as applicable) be deemed to no longer be effective. If a Discharge of Priority Lien Obligations occurs prior to the termination of this Agreement in accordance with this Section 8.2, to the extent that additional Priority Lien Obligations are incurred or Priority Lien Obligations are reinstated in accordance with Section 6.4, the Discharge of Priority Lien Obligations shall (effective upon the incurrence of such additional Priority Lien Obligations or reinstatement of such Priority Lien Obligations, as applicable) be deemed to no longer be effective. If a Discharge of Junior Lien Obligations occurs prior to the termination of this Agreement in accordance with this Section 8.2, to the extent that additional Junior Lien Obligations are incurred or Junior Lien Obligations are reinstated in accordance with Section 6.4, the Discharge of Junior Lien Obligations shall (effective upon the incurrence of such additional Junior Lien Obligations or reinstatement of such Junior Lien Obligations, as applicable) be deemed to no longer be effective.

8.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing and signed on behalf of ABL Agent and the Collateral Trustee (in accordance with Section 7.1 of the Collateral Trust Agreement) or their respective authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights or obligations are directly affected (which includes, but is not limited to any amendment to the Grantors’ ability to cause additional obligations to constitute ABL Obligations or Secured Obligations as the Company may designate).

8.4. Information Concerning Financial Condition of the Company and its Subsidiaries. The ABL Agent and the ABL Claimholders, on the one hand, and the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the ABL Obligations or the Secured Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Secured Obligations. Neither the ABL Agent and the ABL Claimholders, on the one hand, nor the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the ABL Agent or any of the ABL Claimholders, on the one hand, or the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5. Subrogation.

(a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Secured Debt Claimholders or the Collateral Trustee or any Secured Debt Representative pays over to the ABL Agent or the ABL Claimholders under the terms of this Agreement, the Secured Debt Claimholders, the Collateral Trustee and any Secured Debt Representative shall be subrogated to the rights of the ABL Agent and the ABL Claimholders; provided, however, that, the Collateral Trustee, any Secured Debt Representative and the Secured Debt Claimholders, hereby each agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations has occurred. The Company acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder that are paid over to the ABL Agent or the ABL Claimholders pursuant to this Agreement shall not reduce any of the Secured Obligations.

(b) With respect to the value of any payments or distributions in cash, property or other assets that any of the ABL Claimholders or the ABL Agent pays over to the Collateral Trustee or any Secured Debt Representative or the Secured Debt Claimholders under the terms of this Agreement, the ABL Claimholders and the ABL Agent shall be subrogated to the rights of the Collateral Trustee, any Secured Debt Representative and the Secured Debt Claimholders; provided, however, that the ABL Agent, on behalf of itself and the ABL Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Secured Obligations has occurred. The Company acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the ABL Agent or the ABL Claimholders that are paid over to the Collateral Trustee, any Secured Debt Representative or any Secured Debt Claimholder pursuant to this Agreement shall not reduce any of the ABL Obligations.

8.6. SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7;

(4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND

(5) AGREES THAT EACH PARTY HERETO RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.7. Notices. All notices to the ABL Claimholders or the Secured Debt Representatives and/or the Secured Debt Claimholders permitted or required under this Agreement shall also be sent to the ABL Agent and Collateral Trustee, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8. Further Assurances. The ABL Agent, the Collateral Trustee, each Secured Debt Representative and each of the Claimholders, each agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Agent or Collateral Trustee may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. Without limiting the generality of the foregoing, all such Persons agree upon request by ABL Agent or Collateral Trustee, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral or Shared Collateral, as applicable, and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Secured Debt Documents.

8.9. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.10. Binding Effect on Successors and Assigns and on Claimholders and Secured Debt Representatives. This Agreement shall be binding upon the ABL Agent, the ABL Claimholders, the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders and their respective successors and assigns. The Collateral Trustee represents that it has not agreed to any modification of the provisions in the Secured Debt Documents authorizing it to execute this Agreement and bind the Secured Debt Claimholders and Secured Debt Representatives and ABL Agent represents that it has not agreed to any modification of the provisions in the ABL Agreement authorizing it to execute this Agreement and bind the ABL Claimholders. Notwithstanding any implication to the contrary in any provision in any other section of the Agreement, neither the Collateral Trustee nor the ABL Agent make any representation regarding the validity or binding effect of the Secured Debt Documents or ABL Loan Documents, respectively, or their authority to bind any of the Claimholder’s through their execution of this Agreement.

8.11. Specific Performance. Each of the ABL Agent and the Collateral Trustee may demand specific performance of this Agreement. The ABL Agent, on behalf of itself and the ABL Claimholders, and the Collateral Trustee, on behalf of itself, the Secured Debt Representatives and the Secured Debt Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Agent or the ABL Claimholders or the Collateral Trustee, the Secured Debt Representatives or the Secured Debt Claimholders, as the case may be, under this Agreement.

8.12. Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

8.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.14. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.15. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the ABL Agent, the Collateral Trustee, the Secured Debt Representatives, the ABL Claimholders and the Secured Debt Claimholders. Nothing in this Agreement shall impair, as between the Company and the other Grantors and the ABL Agent and the ABL Claimholders, or as between the Company and the other Grantors and the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders the obligations of the Company and the other Grantors to pay principal, interest, fees and other amounts as provided in the ABL Loan Documents and the Secured Debt Documents, respectively.

8.16. Provisions Solely to Define Relative Rights. The provisions of this Agreement are solely for the purpose of defining the relative rights of the ABL Agent and the ABL Claimholders on the one hand and the Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the ABL Obligations and the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

8.17. Marshalling of Assets. The Collateral Trustee, the Secured Debt Representatives and the Secured Debt Claimholders hereby each waives any and all rights to have the ABL Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the ABL Agent’s or the Collateral Trustee’s Liens. The ABL Agent and each ABL Claimholder hereby waive any and all rights to have the Shared Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Collateral Trustee’s or the ABL Agent’s Liens.

8.18. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Collateral Trustee and the ABL Agent, like all financial institutions, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas or the ABL Agent, as the case may be. The parties to this Agreement agree that they will provide the Collateral Trustee and the ABL Agent, as the case may be, with such information as it may request in order for the Collateral Trustee and the ABL Agent, as the case may be, to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ABL Agent

[      ]
as ABL Agent, and as authorized representative of the ABL Claimholders

By:

Name:
Title:

Notice Address:

[      ]
[      ]
[      ]
[      ]
Attention: [      ]

Collateral Trustee

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Trustee and as authorized representative of the Secured Debt Representatives and Secured Debt Claimholders

By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:

Name:
Title:

By:

Name:
Title:

Notice Address:

Deutsche Bank Trust Company Americas

Trust & Securities Services
60 Wall Street, MS NYC60-2710
New York, New York 10005
Attn: Corporates Team Deal Manager — Unisys
Telephone: 908-608-3191
Telecopier: 732-578-4635

With a copy to:

Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust & Securities Services
25 DeForest Avenue, MS SUM01-0105
Summit, New Jersey 07901
Attn: Corporates Team Deal Manager — Ameristar
Telephone: 908-608-3191
Facsimile: 732-578-4635

Acknowledged and Agreed to by:

Company

UNISYS CORPORATION

By:

Name:
Title:

Notice Address:
[      ]
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[      ]

Guarantors

[      ]

By:

Name:
Title:

Notice Address:
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EXHIBIT A
FORM OF INTERCREDITOR AGREEMENT JOINDER

The undersigned,       , a       , hereby agrees to become party as [a Grantor] [ABL Agent] [ABL Claimholder] [Collateral Trustee] [Secured Debt Representative] under the Intercreditor Agreement dated as of [      ] (the “Intercreditor Agreement”) among Unisys Corporation, a Delaware corporation, the Guarantors from time to time party thereto, [      ], in its capacity as collateral agent for the ABL Lenders, Deutsche Bank Trust Company Americas, a banking corporation duly organized under the laws of the State of New York, in its capacity as collateral trustee for (i) the First Lien Trustee for the First Lien Noteholders and the First Lien Noteholders, (ii) the Second Lien Trustee for the Second Lien Noteholders and the First Lien Noteholders and (iii) any future ABL Claimholder or Secured Debt Representative, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof. The provisions of Article VIII of the Intercreditor Agreement will apply with like effect to this Joinder. Terms used in this Intercreditor Agreement Joinder but not defined herein shall have the meanings given to such terms in the Intercreditor Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of       , 20      .

[      ]

By:

Name:
Title:

Acknowledged and Agreed to by:

ABL Agent

[      ],
as ABL Agent, and as authorized representative of the ABL Claimholders

By:

Name:
Title:

Collateral Trustee

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Trustee and as authorized representative of the Secured Debt Representatives and Secured Debt Claimholders

By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:

Name:
Title:

By:

Name:
Title:

EXHIBIT E
to Collateral Trust Agreement

FORM OF MORTGAGE
FIRST LIEN MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
OF RENTS AND LEASES AND FIXTURE FILING
BY AND FROM
UNISYS CORPORATION
“MORTGAGOR”
TO
DEUTSCHE BANK TRUST COMPANY AMERICAS,
AS COLLATERAL TRUSTEE,
“MORTGAGEE”
DATED AS OF ___________ __, 2009
LOCATION: 41100 PLYMOUTH ROAD
TOWNSHIP: PLYMOUTH TOWNSHIP
COUNTY: WAYNE
STATE: MICHIGAN

PREPARED BY, RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022

Attention: Andrew Fishkoff, Esq.FIRST LIEN MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
AND LEASES AND FIXTURE FILING

This FIRST LIEN MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, is dated as of             , 2009 (as it may be amended, supplemented or otherwise modified from time to time, this “Mortgage”), by and from UNISYS CORPORATION, a Delaware corporation, with an address at Unisys Way, Blue Bell, Pennsylvania 19424 (“Mortgagor”) to DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation duly organized under the laws of the State of New York, with an address at 60 Wall Street, MS-NYC60-2710, New York, New York 10005, as Collateral Trustee (as defined below) for the benefit of the Secured Parties (as defined below) (in such capacity, together with its successors and assigns, “Mortgagee”).

RECITALS:

WHEREAS, reference is made to that certain Indenture, dated as of July 31, 2009 (as it may be amended, supplemented or otherwise modified from time to time, the “Indenture”), entered into by and among Mortgagor, the Guarantors party thereto from time to time, and Deutsche Bank Trust Company Americas, in its capacity as trustee (together with its permitted successors in such capacity, “First Lien Trustee”);

WHEREAS, reference is made to that certain Collateral Trust Agreement, dated as of July 31, 2009 (as it may be amended, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), entered into by and among Mortgagor, the Guarantors party thereto from time to time, First Lien Trustee, Deutsche Bank Trust Company Americas, in its capacity as Second Lien Trustee, the other Secured Debt Representatives party thereto from time to time, and Deutsche Bank Trust Company Americas, in its capacity as collateral trustee (together with its permitted successors in such capacity, “Collateral Trustee”);

WHEREAS, Mortgagor has issued 123/4 % Senior Secured Notes due 2014 (together with any additional notes issued under the Indenture, the “Notes”) in an aggregate principal amount of $384,962,000 pursuant to the Indenture;

WHEREAS, pursuant to the Collateral Trust Agreement, Mortgagee will hold certain Liens on behalf of the Secured Parties (as defined below), including the Lien granted pursuant to this Mortgage, as security for the Priority Lien Obligations;

WHEREAS, as an inducement to the advancement of the Priority Lien Debt and other accommodations by the Secured Parties under the Collateral Trust Agreement, the Indenture and the Priority Lien Documents, Mortgagor has agreed, subject to the terms and conditions hereof, the Collateral Trust Agreement and the Priority Lien Documents, to mortgage its interests in the Mortgaged Property (as defined below) for the benefit of the holders of Priority Lien Obligations and each Priority Lien Representative (collectively, the “Secured Parties”); and

WHEREAS, Mortgagor acknowledges that it will derive substantial direct benefit from the advancement of the Priority Lien Debt and other accommodations by the Secured Parties as set forth in the Collateral Trust Agreement and the Priority Lien Documents.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Mortgagee and Mortgagor agree as follows:

SECTION 1 DEFINITIONS

1.1 Definitions. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Collateral Trust Agreement. The incorporation by reference of terms defined in the Collateral Trust Agreement shall survive any termination of the Collateral Trust Agreement until this Agreement is terminated as provided by the terms herein. In addition, as used herein, the following terms shall have the following meanings:

“Mortgaged Property” means all of the following, but expressly excludes any Excluded Assets: (i) the real property described in Exhibit A attached hereto and made a part hereof, together with any greater or additional estate therein as hereafter may be acquired by Mortgagor (the “Land”); (ii) all of Mortgagor’s right, title and interest in and to all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land subject to the Permitted Liens (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”); (iii) all equipment, apparatus now owned or hereafter acquired by Mortgagor and now or hereafter attached to or installed in any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”); (iv) all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”); (v) to the extent not prohibited under the applicable instrument, all of Mortgagor’s right, title and interest in and to all reserves, escrows or impounds required under the Collateral Trust Agreement and any Priority Lien Document and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the “Deposit Accounts”); (vi) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Mortgagor) a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits subject to depositors rights and requirements of law (the “Leases”); (vii) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits subject to depositors rights and requirements of law, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (viii) to the extent mortgageable or assignable, all of Mortgagor’s right, title and interest in and to other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”); (ix) to the extent mortgageable or assignable, all of Mortgagor’s right, title and interest in and to rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing; (x) all property tax refunds payable to Mortgagor (the “Tax Refunds”); (xi) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); (xii) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”); and (xiii) all of Mortgagor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”). As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

“UCC” means the Uniform Commercial Code of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

1.2 Interpretation. References to “Sections” shall be to Sections of this Mortgage unless otherwise specifically provided. Section headings in this Mortgage are included herein for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose or be given any substantive effect. The rules of construction set forth in the Collateral Trust Agreement shall be applicable to this Mortgage mutatis mutandis.

SECTION 2 GRANT

To secure the full and timely payment of the Priority Lien Debt and the full performance of the Priority Lien Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS WITH POWER OF SALE (if available under State law), to Mortgagee the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee for so long as any of the Priority Lien Debt remains unpaid or the Priority Lien Obligations remain outstanding, upon the trust, terms and conditions contained herein.

SECTION 3 WARRANTIES, REPRESENTATIONS AND COVENANTS

3.1 Title. Mortgagor represents and warrants to Mortgagee that (a) except for Permitted Liens and Liens approved by Mortgagee appearing in Schedule B to the policy of title insurance being issued in connection with this Mortgage (the “Permitted Encumbrances”), Mortgagor has valid, insurable title to the Mortgaged Property, free and clear of all claims, liabilities, obligations, charges of any kind or any Liens, (b) this Mortgage creates valid, enforceable Liens against the Mortgaged Property subject to no Liens other than Permitted Encumbrances, (c) the Mortgaged Property is in good operating order, condition and repair (ordinary wear and tear excepted), (d) Mortgagor has not received any written notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any casualty or condemnation affecting all or any portion of the Premises and (e) Mortgagor is in actual possession of the Premises.

3.2 First Lien Status. For so long as the Priority Lien Debt and Priority Lien Obligations remain outstanding, Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Priority Lien Documents, subject to no Liens other than Permitted Encumbrances, to the extent related to the Mortgaged Property. If any Lien other than a Permitted Encumbrance is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, pay the underlying claim in full or take such other action so as to cause it to be released.

3.3 Payment and Performance. Mortgagor shall pay the Priority Lien Debt when due under the Priority Lien Documents and shall perform the Priority Lien Obligations in full when they are required to be performed as required under the Priority Lien Documents.

3.4 Replacement of Fixtures. Except as otherwise permitted in the Collateral Trust Agreement and the Priority Lien Documents, Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Priority Lien Documents, and free and clear of any other lien or security interest except such as may be permitted under the Collateral Trust Agreement, any Priority Lien Document or first approved in writing by Mortgagee.

3.5 Inspection. Mortgagor shall permit Mortgagee, and Mortgagee’s agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon during regular business hours.

3.6 Covenants Running with the Land. For so long as the Priority Lien Debt and Priority Lien Obligations remain outstanding or until the Lien of this Mortgage is released pursuant to Section 9 hereof: all of the obligations of Mortgagor (including the Priority Lien Obligations) contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property; as used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property; all Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Priority Lien Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee; and all of the covenants of Mortgagor in any Priority Lien Document to which it is a party are incorporated herein by reference and, together with covenants in this Section, shall be covenants running with the land.

3.7 Condemnation Awards and Insurance Proceeds. Except as otherwise stated in the Collateral Trust Agreement or any Priority Lien Document, Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Collateral Trust Agreement and the Priority Lien Documents. Except as otherwise stated in the Collateral Trust Agreement or any Priority Lien Document, Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, subject to the terms of the Collateral Trust Agreement and the Priority Lien Documents. Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.

3.8 Intentionally Deleted.

3.9 Mortgage Tax. Mortgagor shall (i) pay when due any tax imposed upon it or upon Mortgagee pursuant to the tax law of the state in which the Mortgaged Property is located in connection with the execution, delivery and recordation of this Mortgage and any of the other Priority Lien Documents, and (ii) prepare, execute and file any form required to be prepared, executed and filed in connection therewith.

3.10 Reduction Of Secured Amount. In the event that the amount secured by the Mortgage is less than the Priority Lien Obligations, then the amount secured shall be reduced only by the last and final sums that Mortgagor repays with respect to the Priority Lien Obligations and shall not be reduced by any intervening repayments of the Priority Lien Obligations unless arising from the Mortgaged Property. So long as the balance of the Priority Lien Obligations exceeds the amount secured, any payments of the Priority Lien Obligations shall not be deemed to be applied against, or to reduce, the portion of the Priority Lien Obligations secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Priority Lien Obligations as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

3.11 Prohibited Transfers. Any sale, lease or conveyance of all or any part of the Mortgaged Property shall be in accordance with the terms of the Collateral Trust Agreement and the Priority Lien Documents.

SECTION 4 DEFAULT AND FORECLOSURE

4.1 Remedies. If a Secured Debt Default has occurred and is continuing, Mortgagee may, in addition to all rights and remedies permitted pursuant to the Collateral Trust Agreement and the Priority Lien Documents, to the extent permitted by applicable law and subject to the Collateral Trust Agreement, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses: (a) to the extent provided in, and in accordance with, the Collateral Trust Agreement, declare the Priority Lien Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable; (b) enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property after a Secured Debt Default has occurred and is continuing and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies permitted by applicable law to (i) dispossess Mortgagor; (ii) hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions hereof; or (iii) institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the Secured Parties may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee shall credit the portion of the purchase price that would be distributed to Mortgagee against the Priority Lien Obligations in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action or appraisement of the Mortgaged Property is waived, Mortgagee may make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Priority Lien Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof. Mortgagee may further exercise all other rights, remedies and recourses granted under the Priority Lien Documents or otherwise available at law or in equity.

4.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Secured Debt Default shall not be exhausted by any one or more sales.

4.3 Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in this Mortgage, the Priority Lien Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Priority Lien Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Priority Lien Documents or otherwise at law or equity shall be deemed to cure any Secured Debt Default.

4.4 Release of and Resort to Collateral. Subject to the Collateral Trust Agreement, Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Priority Lien Documents or their status as a Lien subject to no Liens other than Permitted Liens on the Mortgaged Property. For payment of the Priority Lien Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

4.5 Waiver of Redemption, Notice and Marshalling of Assets. Except as may otherwise be required under the Collateral Trust Agreement or the Priority Lien Documents, and to the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Secured Debt Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Priority Lien Documents; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. Mortgagor waives the statutory right of redemption and equity of redemption.

4.6 Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Priority Lien Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the the Priority Lien Obligations, the Priority Lien Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Secured Debt Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under this Mortgage or the Priority Lien Documents for such Secured Debt Default.

4.7 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in accordance with the terms of the Collateral Trust Agreement and any applicable Priority Lien Document.

4.8 Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

4.9 Additional Advances and Disbursements; Costs of Enforcement. If any Secured Debt Default exists, Mortgagee shall have the right, but not the obligation, to cure such Secured Debt Default in the name and on behalf of Mortgagor in accordance with the Collateral Trust Agreement and the Priority Lien Documents. All sums advanced and expenses incurred at any time by Mortgagee under this Section, or otherwise under this Mortgage or any of the other Priority Lien Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred if not repaid within five (5) days after demand therefor, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Priority Lien Obligations, and all such sums, together with interest thereon, shall be secured by this Mortgage. Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Priority Lien Documents, or the enforcement, compromise or settlement of the Priority Lien Obligations or any claim under this Mortgage and the other Priority Lien Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

4.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Section, the assignment of the Rents and Leases under Section 5, the security interests under Section 6, nor any other remedies afforded to Mortgagee under the Priority Lien Documents, at law or in equity shall cause Mortgagee or any Secured Party to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Secured Party to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

SECTION 5 ASSIGNMENT OF RENTS AND LEASES

5.1 Assignment. In furtherance of and in addition to the assignment made by Mortgagor herein, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Secured Debt Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Priority Lien Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Secured Debt Default shall have occurred and be continuing. Upon the occurrence and during the continuance of a Secured Debt Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Priority Lien Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

5.2 Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all reasonable actions necessary to obtain, and that upon recordation of this Mortgage, Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, present assignment of the Rents arising out of the Leases and all security for such Leases and in the case of security deposits, rights of depositors and requirements of law, in each case, subject to no Liens other than Permitted Liens. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

5.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

SECTION 6 SECURITY AGREEMENT

6.1 Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment and performance of the Priority Lien Obligations subject to no Liens other than Permitted Liens, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

6.2 Financing Statements. Mortgagor shall execute, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagor, upon request by Mortgagee, shall cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor’s chief executive office is as set forth in the Collateral Trust Agreement.

6.3 Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

SECTION 7 ATTORNEY-IN-FACT

Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Fixtures, Personalty, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Secured Debt Default exists, to perform any obligation of Mortgagor hereunder; provided, (i) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (ii) any sums advanced by Mortgagee in such performance shall be added to and included in the Priority Lien Obligations and shall bear interest at the rate or rates at which interest is then computed on the Priority Lien Obligations provided that from the date incurred said advance is not repaid within five (5) days demand therefor; (iii) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (iv) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

SECTION 8 MORTGAGEE AS AGENT

Mortgagee has been appointed to act as Mortgagee hereunder by the Secured Parties pursuant to the Collateral Trust Agreement and by their acceptance of the benefits hereof. Mortgagee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Mortgage, the Collateral Trust Agreement and the Priority Lien Documents. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by Mortgagee for the benefit of the Secured Parties in accordance with the terms of this Section. Mortgagee shall at all times be the same Person that is Collateral Trustee under the Collateral Trust Agreement. Written notice of resignation by Collateral Trustee pursuant to terms of the Collateral Trust Agreement shall also constitute notice of resignation as Mortgagee under this Mortgage; removal of Collateral Trustee pursuant to the terms of the Collateral Trust Agreement shall also constitute removal as Mortgagee under this Mortgage; and appointment of a successor Collateral Trustee pursuant to the terms of the Collateral Trust Agreement shall also constitute appointment of a successor Mortgagee under this Mortgage. Upon the acceptance of any appointment as Collateral Trustee under the terms of the Collateral Trust Agreement by a successor Collateral Trustee, that successor Collateral Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Mortgagee under this Mortgage, and the retiring or removed Mortgagee under this Mortgage shall promptly (i) transfer to such successor Mortgagee all sums, securities and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Mortgagee under this Mortgage, and (ii) execute and deliver to such successor Mortgagee such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Mortgagee of the security interests created hereunder, whereupon such retiring or removed Mortgagee shall be discharged from its duties and obligations under this Mortgage thereafter accruing. After any retiring or removed Collateral Trustee’s resignation or removal hereunder as Mortgagee, the provisions of this Mortgage shall continue to enure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Mortgagee hereunder.

SECTION 9 TERMINATION AND RELEASE.

Upon payment and performance in full of the Priority Lien Obligations or as otherwise provided under the Collateral Trust Agreement and the Priority Lien Documents, subject to and in accordance with the terms and provisions of the Collateral Trust Agreement and the Priority Lien Documents, Mortgagee, at Mortgagor’s expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

SECTION 10 LOCAL LAW PROVISIONS

[to be provided, if any, by local counsel or title company]
SECTION 11	MULTI-SITE REAL ESTATE TRANSACTIONS.

Mortgagor acknowledges that this Mortgage is one of a number of Mortgages and other security documents (“Other Mortgages”) that secure the Priority Lien Obligations. Mortgagor agrees that, subject to the terms of Section 9 hereof, the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Mortgagee of any security for or guarantees of the Priority Lien Obligations, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any of the Priority Lien Obligations or any collateral security therefor including the Other Mortgages. Subject to the terms of Section 9 hereof, the lien of this Mortgage shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Priority Lien Obligations or of any of the collateral security therefor, including the Other Mortgages or any guarantee thereof, and, to the fullest extent permitted by applicable law, Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights and remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages or any of Mortgagee’s rights and remedies thereunder. To the fullest extent permitted by applicable law, Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages separately or concurrently and in any order that it may deem appropriate and waives any right of subrogation.

SECTION 12 MISCELLANEOUS

12.1 Notices. Any notice required or permitted to be given under this Mortgage shall be given in accordance with the notice provisions of the Collateral Trust Agreement. No failure or delay on the part of Mortgagee in the exercise of any power, right or privilege hereunder or under any other Priority Lien Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Mortgage and the other Priority Lien Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Secured Debt Default if such action is taken or condition exists. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Except as permitted in the Collateral Trust Agreement and the Priority Lien Documents, Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder. Upon payment and performance in full of the Priority Lien Obligations, subject to and in accordance with the terms and provisions of the Collateral Trust Agreement and the Priority Lien Documents, Mortgagee, at Mortgagor’s expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor or, at the request of Mortgagor, assign this Mortgage without recourse. This Mortgage, the Collateral Trust Agreement and the Priority Lien Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Collateral Trust Agreement and the Priority Lien Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

12.2 Governing Law. THE PROVISIONS OF THIS MORTGAGE REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED. ALL OTHER PROVISIONS OF THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF MORTGAGOR AND MORTGAGEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.3 Intentionally Deleted.

12.4 Time of Essence. Time is of the essence of this Mortgage.

12.5 WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS MORTGAGE. ANY SUCH DISPUTES SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

12.6 Collateral Trust Agreement; ABL Intercreditor Agreement

(a) Notwithstanding anything herein to the contrary, the lien and security interest granted to Mortgagee pursuant to this Mortgage and the exercise of any right or remedy by Mortgagee hereunder are subject to the provisions of the Collateral Trust Agreement. In the event of any conflict between the subject matter provisions of the Collateral Trust Agreement and this Mortgage, such provisions set forth in the Collateral Trust Agreement shall govern.

(b) No amendment or waiver of any provision of this Mortgage shall be effective unless such amendment or waiver is made in compliance with the Collateral Trust Agreement, to the extent provided for therein.

(c) Notwithstanding anything herein to the contrary, the lien and security interest granted to Mortgagee pursuant to this Mortgage and the exercise of any right or remedy by Mortgagee hereunder may be subject to the provisions of an ABL Intercreditor Agreement. In the event of any conflict between the terms of an ABL Intercreditor Agreement and this Mortgage, the terms of the ABL Intercreditor Agreement shall govern and control.

12.7 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

12.8 No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Collateral Trust Agreement or the Priority Lien Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

12.9 Subrogation. To the extent proceeds of the Priority Lien Obligations have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Mortgagee shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Mortgagee.

12.10 Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

12.11 Counterparts. This Mortgage is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Mortgaged Property is situated offshore or in more than one county, descriptions of only those portions of the Mortgaged Property located in the county in which a particular counterpart is recorded shall be attached as Exhibit A thereto. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this instrument to be duly executed and delivered by authority duly given.

UNISYS CORPORATION, a Delaware corporation

By:
Name:
Title:

[APPROPRIATE NOTARY BLOCK]

EXHIBIT A TO
MORTGAGE

Legal Description of Premises:EXHIBIT F
to Collateral Trust Agreement

1.	The mortgagor under the Mortgage is authorized to do business and is in good standing in the jurisdiction in which the Mortgaged Property is located.

2.	The Mortgages have been duly authorized, executed and delivered by the Company,

3.	Except for filings which are necessary to perfect the security interests granted under the Mortgages and such other filings, authorizations or approvals as are specifically contemplated by the Mortgages, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency of the United States or the state of (the “State”) are necessary for the execution, delivery or performance of the Mortgages by the Company.

4.	The Mortgages constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.	The execution and delivery by the Company of the Mortgages and the consummation of the transactions contemplated thereby do not conflict with or violate any federal or State law, rule, regulation or ordinance applicable to the Company.

6.	The choice of law provisions contained in the Mortgages will be upheld and enforced by the courts of the State and Federal courts sitting in and applying the laws of the State.

7.	The Mortgages to be recorded in the State are in form satisfactory for recording. The recording of the Mortgages in the office of for the County of , in the State and the filing and recording of the Mortgages as a Fixture Filing, are the only recordings or filings necessary to publish notice of and to establish of record the rights of the parties thereto and to perfect the liens and security interests granted by the Company pursuant to the Mortgages in the real property (including fixtures) covered thereby. The filing of the Mortgages as a fixture filing complies in all respects with applicable provisions of the Uniform Commercial Code as in effect in the State (the “UCC”) and are in appropriate form for filing or recording and the description therein of the real property (including fixtures) covered thereby is adequate to permit the perfection of such security interests. Upon the execution and delivery of such Mortgages, such liens and security interests shall be created and upon the recording and filing of the Mortgages as aforesaid, such liens and security interests shall be perfected. No documents or instruments other than those referred to in this paragraph need be recorded, registered or filed in any public office in the State in order to publish notice of the applicable Mortgage or to perfect such liens and security interests or for the validity or enforceability of any of the Mortgages or to permit Mortgagee to enforce its rights thereunder in the courts of the State.

8.	Except for , no recording, filing, privilege or other tax must be paid by either the Company or Mortgagee in connection with the execution, delivery, recordation or enforcement of the Mortgages.

9.	The Mortgages to be recorded in the State creates valid security interests in favor of Mortgagee in the [Collateral] to the extent the UCC is applicable thereto, as security for the payment or performance of the [Priority/Junior] Lien Obligations (as defined in each such Mortgage).